Exhibit 99.a.1


                              AN OFFER TO EXCHANGE
        ALL OUTSTANDING SHARES OF SERIES O AND P MEMBERSHIP COMMON STOCK,
                       AND RELATED STORE COMMON STOCK, OF
                    KFC NATIONAL PURCHASING COOPERATIVE, INC.
      FOR AN EQUAL NUMBER OF SHARES OF MEMBERSHIP AND STORE COMMON STOCK OF
                    TACO BELL NATIONAL PURCHASING COOP, INC.

         The KFC Coop has decided to join with Tricon Global Restaurants, Inc. and franchisee owners and operators of KFC, Taco Bell and Pizza Hut restaurants to form Unified FoodService Purchasing Coop, LLC, as a new purchasing cooperative focusing on the purchase of the food, packaging, supplies, equipment, and related services used by such owners and operators. The KFC Coop believes that the Unified Coop will enable the KFC, Taco Bell and Pizza Hut restaurant owners and operators to reduce their store delivered costs of goods and equipment.


         Tricon, together with its subsidiaries, is (i) the franchisor and licensor of the KFC, Taco Bell and Pizza Hut concepts (the "Tricon Concepts"),
(ii) the developer of products used and sold by the Tricon Concepts, and (iii) an operator of many KFC, Taco Bell and Pizza Hut retail outlets. Tricon will not be a member of the Unified Coop. However, as the franchisor of the Tricon Concepts and as an operator of many outlets, Tricon is strongly committed to the success of the KFC Coop's corporate reorganization and the formation of the Unified Coop. Tricon has entered into an expense sharing arrangement under which Tricon will provide $400,000 to the Unified Coop to assist the Unified Coop with organizational expenses and Tricon has agreed to purchase through the Unified Coop virtually all of the goods and equipment needed for the Tricon operated outlets. Tricon will also be a stockholder member of each Concept Coop and will purchase the number of shares of stock required to be a member in good standing of each Concept Coop.


         In connection with forming the new Unified Coop, the KFC Coop desires to split-off to a new entity the portion of its business which operates purchasing programs for its Taco Bell members. Through this new entity, owners and operators of Taco Bell restaurants, including Tricon, will participate with the KFC Coop and the newly organized Pizza Hut National Purchasing Coop, Inc. in the purchasing programs of the Unified Coop. The creation of the new Taco Bell Purchasing Coop, Inc. will also create a cooperative in which only Tricon, FRANMAC and Taco Bell franchisees are members, while the KFC Coop will only have Tricon and KFC franchisees as its remaining members. Splitting off the Taco Bell members into a separate entity will better enable the Taco Bell Coop and the KFC Coop to respond to the differing needs and requirements of the Taco Bell operators and KFC operators, respectively.

         To accomplish this split-off, the KFC Coop is hereby offering you and the other KFC Coop stockholders who are Taco Bell operators the opportunity to exchange your shares of KFC Coop Membership Common Stock and Store Common Stock for an equal number of shares of Taco Bell Coop Membership Common Stock and Store Common Stock.

         TO PARTICIPATE IN THE SPLIT-OFF AND JOIN THE NEW TACO BELL COOP, YOU SHOULD (A) CAREFULLY READ THIS TENDER OFFER AND THE AGREEMENT AND PLAN OF CORPORATE SEPARATION,(B) SIGN THE TENDERING MEMBER SIGNATURE PAGE AND LETTER OF TRANSMITTAL, A COPY OF WHICH IS ENCLOSED ON BLUE PAPER, AND (C) RETURN THE TENDERING MEMBER SIGNATURE PAGE AND LETTER OF TRANSMITTAL TO THE KFC COOP ALONG WITH YOUR CERTIFICATES REPRESENTING YOUR SHARES OF COMMON STOCK IN THE KFC COOP.

         If you choose not to participate in the split-off, you will remain a stockholder member of the KFC Coop, however, the KFC Coop will no longer provide any services to Taco Bell Members and will discontinue all patronage dividend programs for Taco Bell Members.

         By agreeing to the Agreement and Plan of Corporate Separation (a copy of which is attached to the accompanying proxy statement) by signing the enclosed Tendering Member Signature Page and Letter of Transmittal and by tendering one's shares, you are agreeing: (i) to purchase virtually all of your goods and equipment for use in your restaurants through the purchasing programs of the Unified Coop and Taco Bell Coop, (ii) to participate in the Taco Bell Coop patronage dividend program in accordance with its terms, (iii) to abide by the terms and commitments of the Taco Bell Coop Bylaws, (iv) to coordinate all requests to Tricon for supplier and distributor approval through the Unified Coop and/or the Taco Bell Coop, and (v) to be bound by the terms of the Agreement and Plan of Corporate Separation.


         The date of this Tender Offer is January 28, 1999. This Tender Offer will expire at 12:00 midnight (Eastern Standard Time) on February 26, 1999, unless the Tender Offer is extended. The consummation of this Tender Offer is conditioned upon the approval of the Corporate Reorganization by the members of the KFC Coop and its subsequent consummation, as described in the Proxy Statement accompanying this Tender Offer.

                                TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
TENDER OFFER SUMMARY................................................................- 1 -
         The Tender Offer...........................................................- 1 -
         What is the Corporate Reorganization?......................................- 1 -
         Is Tricon involved?........................................................- 2 -
         Why is there a Tender Offer?...............................................- 2 -
         How do I participate in the Corporate Reorganization?......................- 3 -
         What are the terms of the Offer?...........................................- 3 -
         What happens if I do not participate in this Offer?........................- 3 -

RECOMMENDATION OF THE KFC COOP BOARD................................................- 4 -

THE CORPORATE REORGANIZATION........................................................- 4 -
         Background and Reasons for the Corporate Reorganization....................- 4 -
         Summary of The Corporate Reorganization....................................- 9 -
         Agreement and Plan of Corporate Separation................................- 11 -
                  Parties..........................................................- 11 -
                  Purpose..........................................................- 11 -
                  The Corporate Separation.........................................- 11 -
                  Taco Bell Coop Member Agreements.................................- 12 -
                  Federal Income Tax Consequences..................................- 12 -
                  Effects of the Agreement and Plan of Corporate Separation........- 13 -
         Operating Agreement.......................................................- 13 -
                  Parties..........................................................- 13 -
                  Purpose..........................................................- 13 -
                  Tax Allocations..................................................- 13 -
                  Withdrawal.......................................................- 14 -
         Asset Contribution and Liability Assumption Agreement.....................- 14 -
                  Parties..........................................................- 14 -
                  Purpose..........................................................- 14 -
                  KFC Coop Employees...............................................- 14 -
                  Federal Income Tax Consequences..................................- 14 -
         Purchasing Program Management Agreement...................................- 15 -
                  Parties and Term.................................................- 15 -
                  Purpose..........................................................- 15 -
                  Federal Income Tax Consequences of Patronage Income..............- 15 -
         The Tricon Agreements.....................................................- 16 -
         Amendments to the KFC Coop's Bylaws.......................................- 17 -
                  Patronage Dividend Program.......................................- 17 -
                  Changes to Reflect Taco Bell Split-Off...........................- 17 -
         Canadian Operations.......................................................- 18 -
         Interests of Certain Persons in the Corporate Reorganization..............- 18 -

         Failure of the Corporate Reorganization Proposal..........................- 18 -
                  Special Meeting..................................................- 18 -
                  Failure of the Proposal..........................................- 19 -

MANAGEMENT OF THE COOPERATIVES.....................................................- 19 -
         KFC Coop..................................................................-    -
         Taco Bell Coop............................................................- 23 -
         Unified Coop..............................................................- 24 -

THE TENDER OFFER...................................................................- 25 -
         Terms of the Offer........................................................- 25 -
                  Extension of Tender Period; Termination; Amendments..............- 25 -
                  Disclosure of Material Changes...................................- 26 -
         Acceptance of Shares for Exchange; Delivery of Taco Bell Coop Shares .....- 26 -
         Procedure for Tendering Shares............................................- 26 -
                  Valid Tender of Shares...........................................- 26 -
                  Lost Certificates................................................- 27 -
                  Backup Federal Income Tax Withholding............................- 27 -
                  Determination of Validity........................................- 27 -
         Withdrawal Rights ........................................................- 27 -
         Certain Effects of the Offer..............................................- 28 -
         Conditions of the Offer...................................................- 28 -

DIVIDENDS AND PATRONAGE DIVIDENDS..................................................- 29 -
         KFC Coop Stock............................................................- 29 -
         Taco Bell Coop Stock......................................................- 29 -
         Patronage Dividend Program................................................- 29 -

MARKET AND PRICE FOR KFC COOP AND TACO BELL COOP STOCK.............................- 29 -

SHARES OUTSTANDING OF KFC COOP STOCK AS OF JANUARY 27, 1999........................- 30 -

DESCRIPTION OF KFC COOP CAPITAL STOCK..............................................- 30 -
         Introduction..............................................................- 30 -
         KFC Coop Membership Stock.................................................- 31 -
                  Issuance in Series...............................................- 31 -
                  KFC Operators....................................................- 31 -
                  Taco Bell Operators..............................................- 31 -
                  Licensees........................................................- 32 -
                  Voting Rights....................................................- 32 -
                  Dividend Rights..................................................- 32 -
                  Limitations on Ownership and Transfer; Redemption................- 32 -
                  Liquidation Rights...............................................- 32 -
                  General..........................................................- 33 -
         KFC Coop Store Stock......................................................- 33 -


                  Voting Rights..................................................- 33 -
                  Dividend Rights................................................- 33 -
                  Limitations on Ownership and Transfer; Redemption..............- 33 -
                  Liquidation Rights.............................................- 33 -
                  General........................................................- 34 -

DESCRIPTION OF TACO BELL COOP CAPITAL STOCK......................................- 34 -
         Introduction............................................................- 34 -
         Taco Bell Coop Membership Stock.........................................- 34 -
                  Issuance in Series.............................................- 34 -
                  Taco Bell Operators............................................- 35 -
                  Licensees......................................................- 35 -
                  Voting Rights..................................................- 35 -
                  Dividend Rights................................................- 35 -
                  Limitations on Ownership and Transfer; Redemption..............- 35 -
                  Liquidation Rights.............................................- 36 -
                  General  ......................................................- 36 -
         Taco Bell Coop Store Stock..............................................- 36 -
                  Voting Rights..................................................- 36 -
                  Dividend Rights................................................- 36 -
                  Limitations on Ownership and Transfer; Redemption..............- 37 -
                  Distribution and Liquidation Rights............................- 37 -
                  General  ......................................................- 37 -

COMPARISON OF SHAREHOLDER RIGHTS.................................................- 37 -
         Purchase Requirements...................................................- 37 -
         Business with Members...................................................- 38 -
         Transferability.........................................................- 38 -
         Dividend Rights.........................................................- 38 -
         Registration of KFC Coop and Taco Bell Coop Stock.......................- 39 -
         Licensees...............................................................- 39 -

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS..................- 39 -

WHERE YOU CAN FIND MORE INFORMATION..............................................- 51 -

REGULATORY APPROVAL..............................................................- 52 -

FEES AND EXPENSES................................................................- 52 -

MISCELLANEOUS....................................................................- 52 -

BYLAWS OF TACO BELL NATIONAL PURCHASING COOP.....................................Appendix A


                              TENDER OFFER SUMMARY

THE TENDER OFFER


         KFC National Purchasing Cooperative, Inc., a Delaware corporation (d/b/a FoodService Purchasing Cooperative, Inc.) (the "KFC Coop"), hereby offers to exchange (a) one share of Membership Common Stock ("Taco Bell Coop Membership Stock") of the Taco Bell National Purchasing Coop, Inc. (the "Taco Bell Coop"), a Delaware corporation and a wholly owned subsidiary of the KFC Coop, for each outstanding share of Series O and P KFC Coop Membership Common Stock and (b) one share of Store Common Stock of the Taco Bell Coop ("Taco Bell Coop Store Stock") for each outstanding share of KFC Coop Store Common Stock ("KFC Coop Store Stock") owned by members of the KFC Coop ("Members") who are owners and operators of Taco Bell restaurants (the "Taco Bell Members"). Tendering Members will receive one share of Taco Bell Coop Membership Stock of Series C - G, inclusive, depending upon in which geographic area they are deemed to operate a Taco Bell outlet. This offer is subject to the terms and conditions set forth in this Tender Offer, the Agreement and Plan of Corporate Separation, and the attached Tendering Member Signature Page and Letter of Transmittal (which together constitute the "Offer").



         The Offer is being made in connection with the "Corporate Reorganization" of the KFC Coop, as discussed more fully below. To seek the necessary approval for the Corporate Reorganization, proxies are being solicited from all KFC Coop Members by the KFC Coop's Board of Directors through a Proxy Statement dated January 28, 1999 (the "Proxy Statement"), in connection with a Special Meeting of KFC Coop Members to be held on February 26, 1999. This Offer is accompanied by the Proxy Statement.


WHAT IS THE CORPORATE REORGANIZATION?

         For the past six months, representatives of the KFC Coop have met with representatives of Tricon Global Restaurants, Inc. (together with its affiliates, "Tricon") and franchisee owners and operators of KFC, Pizza Hut, and Taco Bell retail outlets ("Retail Outlets") to discuss the formation of a new purchasing cooperative focusing on the purchase of the food, packaging, supplies, equipment, and related services ("Goods and Equipment") used by operators of KFC, Pizza Hut and Taco Bell Retail Outlets (together with Tricon operated stores, "Operators"). To reduce the store delivered costs of Goods and Equipment, as well as to achieve other important goals discussed more fully below, the KFC Coop Board of Directors (the "KFC Coop Board") has adopted this proposal to create and join the newly organized Unified FoodService Purchasing Coop, LLC, a Kentucky limited liability company (the "Unified Coop"). The other members of the Unified Coop will be the Taco Bell Coop and Pizza Hut National Purchasing Coop, Inc. (the "Pizza Hut Coop"), both newly organized Delaware corporations with shareholder members who will be Operators of Taco Bell and Pizza Hut Retail Outlets, respectively. To fully realize the benefits of joining the Unified Coop, the KFC Coop Board recommends you tender your shares of KFC Coop stock.

         Upon completion of the Corporate Reorganization and Offer, the KFC Coop will continue to operate and will concentrate on its KFC purchasing cooperative business. Although this business will be out-sourced and administered by the Unified Coop, the KFC purchasing program will be subject to significant control, advice and counsel of the KFC Coop. The KFC Coop Board will continue to exercise policy-making decisions and administer the patronage dividend program in accordance with past practices. The Taco Bell Coop will operate purchasing programs for Taco Bell Operators which are also out-sourced and administered by the Unified Coop, subject to significant control, advice and counsel of the Taco Bell Coop. The Taco Bell Coop will not likely pay significant patronage dividends to its members until it has had an opportunity to accumulate reserves and working capital which, in the judgement of the Taco Bell Coop Board of Directors (the "Taco Bell Coop Board"), are adequate for operations.

IS TRICON INVOLVED?


         The KFC Coop believes that Tricon is committed to the success of the Corporate Reorganization and the formation of the Unified Coop and Taco Bell Coop. Tricon has entered into an expense sharing arrangement under which Tricon will provide $400,000 to the Unified Coop to assist the Unified Coop with organizational expenses and Tricon has agreed to purchase through the Unified Coop virtually all of the Goods and Equipment needed for the Tricon operated Retail Outlets. Additionally, Tricon will be a member of the Taco Bell Coop and purchase the number of shares of Taco Bell Coop stock required to be a stockholder member in good standing of the Taco Bell Coop in accordance with the Taco Bell Coop Bylaws.


WHY IS THERE A TENDER OFFER?

         If the KFC Coop Members approve the Corporate Reorganization at the Special Meeting, the KFC Coop will transfer certain assets, liabilities and members' equity that relate specifically to its Taco Bell operations to the Taco Bell Coop. Through the consummation of this Offer, the KFC Coop will divide its Taco Bell business (the "Taco Bell Split-Off") so that the KFC Coop Members who are Taco Bell Operators will become members of the Taco Bell Coop and will no longer be Members of the KFC Coop. Concurrently with the Taco Bell Split-Off, the KFC Coop will transfer certain assets and liabilities to the Unified Coop, in exchange for its membership interest in the Unified Coop. Implementing the Corporate Reorganization and the Taco Bell Split-Off requires the following actions to be taken: (i) the KFC Coop's officers must enter into the Operating Agreement for the Unified Coop, the Agreement and Plan of Corporate Separation, the Asset Contribution and Liability Assumption Agreement, and the Purchasing Program Management Agreement, all dated as of the Closing Date (collectively, the "Corporate Reorganization Agreements") (as used in this Offer, the "Closing Date" refers to the date on which the Corporate Reorganization occurs); (ii) the KFC Coop's Bylaws must be amended to conform the patronage dividend program to the operations of the Unified Coop and to make other changes which give effect to the Taco Bell Coop Split-Off; and (iii) the KFC Coop Members must authorize such other action as may be necessary to carry out the purposes of the Corporate Reorganization.

HOW DO I PARTICIPATE IN THE CORPORATE REORGANIZATION?

         If you want to tender your shares of KFC Coop Membership Stock and KFC Coop Store Stock, you should promptly complete and sign the Letter of Transmittal, in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other documents required by the Letter of Transmittal to the KFC Coop at 950 Breckenridge Lane, Louisville, Kentucky 40232, and mail or deliver your KFC Coop stock certificates to the KFC Coop along with the Letter of Transmittal. If you want to tender your shares and your stock certificates are lost, you should immediately request an Affidavit of Lost Certificate from the KFC Coop.


         By agreeing to the Agreement and Plan of Corporate Separation by signing the attached Tendering Member Signature Page and Letter of Transmittal (the "Letter of Transmittal") and by tendering your shares, you are agreeing:
(i) to purchase virtually all of your Goods and Equipment for use in your Retail Outlets through the purchasing programs of the Unified Coop and Taco Bell Coop (See "Comparison of Shareholder Rights" below), (ii) to participate in the Taco Bell Coop patronage dividend program in accordance with its terms, (iii) to abide by the terms and commitments of the Taco Bell Coop Bylaws, enclosed in their current form with this Offer, (iv) to coordinate all requests to Tricon for supplier and distributor approval through the Unified Coop and/or the Taco Bell Coop, and (v) to be bound by the terms of the Agreement and Plan of Corporate Separation.

WHAT ARE THE TERMS OF THE OFFER?


         The Offer will expire at 12:00 midnight (Eastern Standard Time) on February 26, 1999, unless extended (the "Expiration Date"). Tenders of shares may be withdrawn at any time prior to the Expiration Date or, unless previously accepted for exchange, after 12:00 midnight (Eastern Standard Time) on March 24, 1999. Certificates for shares of Taco Bell Coop Membership Stock and Taco Bell Coop Store Stock (the "Taco Bell Coop Shares") to be issued in exchange for properly tendered shares of KFC Coop stock will be mailed by the KFC Coop promptly after the Expiration Date.


         In addition to this Offer, the KFC Coop is delivering a Membership Information Packet and Subscription Agreement to Taco Bell Operators who are not members of the KFC Coop, including Tricon, for the purpose of offering Taco Bell Coop stock to all other Operators of Taco Bell Retail Outlets.

WHAT HAPPENS IF I DO NOT PARTICIPATE IN THIS OFFER?

         Any Taco Bell Members' shares of KFC Coop Membership Common Stock ("KFC Coop Membership Stock") that are not tendered in this Offer will remain outstanding and, assuming that fewer than 400 shares of KFC Coop Store Stock remain owned by Taco Bell Operators, will be automatically converted into Series N shares of KFC Coop Membership Stock in accordance with the KFC Coop's Bylaws. After the Corporate Reorganization is completed, however, the KFC Coop will no longer provide any services to Taco Bell Members and will discontinue all patronage dividend programs for Taco Bell Members. Although Taco Bell Members who do not tender their shares of

KFC Coop stock will retain their KFC Coop Membership Stock and KFC Coop Store Stock, they will otherwise not enjoy any benefits of being a Member of the KFC Coop.

         Taco Bell Members are urged to carefully read this Offer and the related Letter of Transmittal before deciding whether to tender their shares.

             [1. BEFORE CORPORATE REORGANIZATION AND TENDER OFFER DIAGRAM]

         Before the Tender Offer and Corporate Reorganization are consummated, Taco Bell and KFC Operators are Members of the KFC Coop. The KFC Coop has organized the Taco Bell Coop as a wholly owned subsidiary with no assets.

                          [2. THE TENDER OFFER DIAGRAM]

         The KCF Coop will transfer Taco Bell related assets and liabilities to the Taco Bell Coop in exchange for a promissory note and shares of the Taco Bell Coop. Pursuant to the Tender Offer, the KFC Coop will issue the shares of the Taco Bell Coop to the tendering Taco Bell Operator Members in exchange for their shares of the KFC Coop. The Taco Bell Coop will then become wholly owned by Taco Bell Operators.

              [3. AFTER CORPORATE REORGANIZATION AND TENDER OFFER DIAGRAM]

         Upon consummation of the Corporate Reorganization, each of the Concept Coops will be owned by Operators of their respective concepts, including Tricon. In connection with the Corporate Reorganization, each of the Concept Coops will become members of the new Unified Coop. The Unified Coop will administer the purchasing programs for each of the Concept Coops.

                      RECOMMENDATION OF THE KFC COOP BOARD

         The KFC Coop Board has approved the Corporate Reorganization and the Offer. The KFC Coop Board has determined that the Offer and Corporate Reorganization are fair to and in the best interest of the KFC Coop and its Members. The purpose of the Corporate Reorganization is, among other things, to reduce the store delivered costs of Goods and Equipment to Operators. Additionally, the Offer allows the Taco Bell Members to be members of a purchasing cooperative in which only Tricon, Taco Bell franchisees, and the Taco Bell Franchise Management Advisory Council ("FRANMAC") are members and allows the KFC Members to be members of a purchasing cooperative in which only Tricon and KFC franchisees are members (assuming all Taco Bell Members tender their shares of stock pursuant to this Offer). As the needs and requirements of KFC Operators and Taco Bell Operators may differ, splitting off the Taco Bell Members into a separate entity will allow the Taco Bell Coop and the KFC Coop to be responsive to the different needs and requirements of the Taco Bell Operators and KFC Operators, respectively.

         The KFC Coop Board recommends that Taco Bell Members accept this offer.

                          THE CORPORATE REORGANIZATION

BACKGROUND AND REASONS FOR THE CORPORATE REORGANIZATION

         The KFC Coop was organized in 1978 to serve as a national purchasing cooperative on behalf, and for the benefit, of KFC Operators, including KFC National Management Company ("KFC Management"), a subsidiary of KFC Corporation ("KFCC"). The KFC Coop was organized by KFCC and the KFC franchisees' National Franchisee Advisory Council with the objectives of: (i) obtaining Goods and Equipment at the lowest prices and (ii) having the procurement function on behalf of Operators of KFC Retail Outlets handled on an arm's-length basis rather than through KFCC.

         In 1989, KFCC announced its intention to withdraw its support for the purchasing programs of the KFC Coop and to begin direct purchasing from suppliers and distributing to KFCC-owned and KFC franchisee Retail Outlets through a wholly owned division of PepsiCo, PFS, which had a long-standing program of purchasing and distributing to PepsiCo owned and franchised Taco Bell and Pizza Hut Retail Outlets. In response to KFCC's action, the KFC Coop Board approved sales by the KFC Coop directly and through distributors of Goods and Equipment to certain other restaurant systems, including Taco Bell. In November 1992, the KFC Coop Members adopted amendments to its Certificate of Incorporation and Bylaws to provide for membership in the KFC Coop by Operators of Taco Bell Retail Outlets. In addition, during fiscal 1992, through a newly formed subsidiary, the KFC Coop commenced purchasing and distribution for Operators of KFC franchised Retail Outlets in Canada. In fiscal 1997, the KFC Coop established a new subsidiary to develop the KFC Coop's sales of Goods and Equipment to quick service restaurant operators located outside of the United States and Canada.

         In October 1997, PepsiCo spun off Tricon with its three dominant quick-service restaurant concepts, KFC, Taco Bell and Pizza Hut. In anticipation of the spin-off, PepsiCo sold its distribution division, PFS, to AmeriServe Food Distributors, Inc. ("AmeriServe"). With its purchase of PFS, AmeriServe acquired a long term distribution commitment from Tricon which may extend until 2007 with respect to all Tricon-operated Retail Outlets and certain Pizza Hut and Taco Bell Retail Outlets sold by Tricon to franchisees. Before PepsiCo's sale of PFS to AmeriServe and PepsiCo's spin-off of Tricon, PepsiCo viewed its purchasing and distribution activities as an opportunity for profit through the sale and distribution of Goods and Equipment to KFC, Taco Bell and Pizza Hut franchisees. Following the Tricon spin-off, Tricon, which does not own a distribution division like PFS, initiated a comprehensive review of its domestic Supply Chain Management activities, and a comparison of those activities with the purchasing activities of the KFC Coop on behalf of KFC and Taco Bell franchisees. Following the Tricon spin-off, representatives of the KFC Coop and Pizza Hut franchisees and their organization, the IPHFHA, Inc., renewed their occasional conversations concerning a purchasing program administered by the KFC Coop on behalf of Pizza Hut franchisees. The KFC Coop initiated a pilot purchasing program for Pizza Hut Franchisees in the Fall of 1998. Discussions among the KFC Coop and KFC, Pizza Hut and Taco Bell franchisees concerning the formation of a unified purchasing cooperative for Goods and Equipment in the United States and Canada began in earnest during the Fall of 1997. During the Spring of 1998, Tricon's internal evaluation of domestic purchasing programs indicated to Tricon that the best approach would be a combined purchasing organization, including Tricon and its KFC, Pizza Hut and Taco Bell franchisees. Discussions with Tricon about inclusion of Tricon in a three-system purchasing organization began in earnest in June of 1998 when Tricon agreed in principle to an organizational structure with a unified coop owned by the Concept Coops representing the KFC, Taco Bell and Pizza Hut systems, and a governance structure for the unified coop and the Concept Coops in which franchisee representatives would have a majority of votes. By mid-October 1998, agreement on substantially all material operating and governance issues had been reached.

         It was determined to retain the KFC Coop's historic, long term valuation of its shares of Membership Common Stock at $10 per share and its Store Common Stock at $400 per share, and to similarly value the Taco Bell and Pizza Hut Coop shares at $10 per membership share and $400 per store share for three reasons. First, the KFC Coop had been selling its membership shares for $10 per share since its inception, and had been selling its store shares for $400 per share for well over 15 years, and it was thought appropriate to continue this valuation tradition. Second, it was determined that a sale of store shares by the Taco Bell and Pizza Hut Coops for $400 per share would provide the basic equity capital needed for the Taco Bell and Pizza Hut Coops to commence operations and make their initial capital contribution to the Unified Coop. Third, the sale of membership and store shares is not viewed as the sale of an investment, but rather the sale of membership interests which allow the members to participate in the operations and governance of the purchasing programs of the Concept Coops and the Unified Coop.


         The KFC Coop Board considered alternatives other than the Corporate Reorganization. The KFC Coop Board considered remaining independent of Tricon and continuing its historic purchasing programs for KFC franchisees, and, perhaps, some Taco Bell franchisees. The KFC Coop Board rejected this alternative because it is unclear that a purchasing organization purchasing essentially for just KFC franchisees would have the purchasing volume to effectively purchase at the lowest possible prices. The KFC Coop Board considered a KFC, Taco Bell and Pizza Hut franchisee only purchasing organization, which it considered inferior to a purchasing organization which included Tricon (a) because inclusion of Tricon allows the purchasing organization to purchase for the entire Tricon system without the confusion of duplicate purchasing organizations, and (b) because Tricon agreed to a governance structure which insures that franchisees have a majority of the votes in the governing structure of the Unified Coop and the Concept Coops.

         On October 15, 1998, the KFC Coop Board unanimously approved the Corporate Reorganization described in this Proxy Statement, subject to the KFC Coop Board's final approval of definitive documents and business plans and arrangements.

         In addition to reducing the store delivered costs of Goods and Equipment, the goals of the Corporate Reorganization are to:

                  - Allow the KFC, Taco Bell and Pizza Hut franchisees to work together to identify common interests as Tricon franchisees. Historically, the KFC, Taco Bell and Pizza Hut systems were administered separately in most respects and each system's franchisees have had their own franchisee organizations. Concept Coops for each system will be the members of the Unified Coop which will be governed by a board of directors with franchisees from each system;

                  -        Allow Tricon and its franchisees to work together.
                           There are often tensions between franchisor and franchisees concerning a myriad of issues such as the terms of franchisee agreements, the expenditure of marketing funds, the advisability of product promotions and changes, and the franchisor's role in the procurement and distribution of Goods and Equipment. The Unified Coop should substantially align the interests of Tricon as operator and franchisor and of Tricon's franchisees in the procurement of Goods and Equipment at the lowest possible sustainable store delivered price;

                  - Integrate the current purchasing functions of the KFC Coop and Tricon's Supply Chain Management, Tricon's internal purchasing division, in a way that identifies and uses the best practices of each organization;

                  - Increase the purchasing power and leverage of the Operators' purchasing cooperative by allowing the purchasing cooperative to make larger volume purchase commitments and to speak with one consistent voice with suppliers;

                  - Eliminate duplicate overhead through the elimination of duplicate administrative and purchasing functions. Initial estimates are that combined Tricon and KFC Coop annual savings will reach approximately $2,500,000;

                  - Allow a higher level of sophistication in purchasing programs and partnerships with suppliers by combining the expertise in each purchasing program and by allowing more specialized purchasing supported by a larger organization;

                  - Eliminate most sheltered income, which includes rebates, volume discounts, and promotional allowances, that does not benefit all Operators equally. Tricon has agreed to forego the collection of most sheltered income from suppliers and distributors which franchisees believe will allow suppliers and distributors to charge lower prices;

                  - End confusion for valued suppliers and distributors caused by uncoordinated, separate communication to suppliers and distributors from Tricon's Supply Chain Management and a separate franchisee purchasing organization such as the KFC Coop concerning such matters as requirements and purchase commitments and over who "speaks" for the restaurant system; and

                  - Facilitate taking advantage of both Title Transactions and Contract Transactions, as defined below. Historically, the KFC Coop's operations have been characterized by the KFC Coop taking title to Goods and Equipment purchased from vendors and reselling Goods and Equipment to Operators and their distributors. By taking title, the KFC Coop has assumed the administrative burden of obtaining payment from Operators and their distributors. Historically, the operations of Supply Chain Management have been characterized by the negotiation of terms with suppliers pursuant to which suppliers sell Goods and Equipment directly to Tricon and to franchisee Operators and their distributors without assuming any credit risks. For instance, currently as a general matter, suppliers of Goods to AmeriServe for resale by AmeriServe to Tricon take the credit risk of payment for those Goods by AmeriServe, while suppliers selling to distributors through the KFC Coop look to the KFC Coop rather than to the distributor for payment. The

                           Unified Coop will combine the KFC Coop's expertise with respect to Title Transactions and Supply Chain Management's expertise with respect to Contract Transactions and allow the organization to evaluate on an item by item and program by program basis which kind of transaction will result in the lowest possible sustainable store delivered prices.

SUMMARY OF THE CORPORATE REORGANIZATION

         To achieve the goals listed above, the KFC Coop Board has approved the Corporate Reorganization and Offer. The Corporate Reorganization involves (i) the execution of the Agreement and Plan of Corporate Separation (the "Agreement and Plan of Corporate Separation"), the Asset Contribution and Liability Assumption Agreement (the "Asset Contribution and Liability Assumption Agreement"), the Operating Agreement for the Unified FoodService Purchasing Coop, LLC (the "Operating Agreement"), and the KFC Coop's Purchasing Program Management Agreement, an agreement similar to the purchasing program management agreements to be entered into between the Unified Coop and each of the Taco Bell Coop and Pizza Hut Coop (each a "Purchasing Program Management Agreement"), and the consummation of the transactions contemplated by the agreements; (ii) the amendment of the KFC Coop Bylaws to conform the patronage dividend program to the operations of the Unified Coop and to makes other changes which reflect the Taco Bell Coop Split-Off; and, (iii) the authorization of such other action as may be necessary to carry out the purposes of the Corporate Reorganization. The discussion in this Offer of the Corporate Reorganization and the description of the principal terms of the Corporate Reorganization Agreements is subject to and qualified in their entirety by reference to the drafts of the Corporate Reorganization Agreements, copies of which are attached to the Proxy Statement accompanying this Offer and incorporated herein by reference, which are being submitted to the KFC Coop's stockholders for approval in substantially the form attached thereto.

         Three new entities will be organized in connection with the Corporate Reorganization. On the Closing Date, the Unified Coop will be formed with the KFC Coop, the Taco Bell Coop, and the Pizza Hut Coop (collectively, the "Concept Coops") as its initial members. The Unified Coop will provide the support and operational services for each Concept Coop through combined administrative and purchasing functions in a manner consistent with the current operation of the KFC Coop. The KFC Coop has organized the Taco Bell Coop as a wholly owned subsidiary. On the Closing Date, the KFC Coop will transfer certain assets and liabilities that relate specifically to its Taco Bell operations to the Taco Bell Coop in exchange for that number of shares of the Taco Bell Coop's stock equal to the number of shares of KFC Coop stock tendered by Taco Bell Members pursuant to this Offer. The KFC Coop will then exchange such shares of Taco Bell Coop stock with the Tendering Members, as defined below, for their shares of KFC Coop stock. Furthermore, in exchange for its membership interest in the Unified Coop, the KFC Coop will contribute certain operating assets and cash to the Unified Coop.

         Following the Corporate Reorganization, much of the KFC Coop's organization and its relationship with its Members will remain the same. Pursuant to the Operating Agreement, the KFC Coop's Purchasing Program Management Agreement and the KFC Coop Bylaws, it is expected that the patronage dividend program will continue to be administered in accordance with past practices. The Taco Bell Coop will not likely pay significant patronage dividends to its members until it has had an opportunity to accumulate reserves and working capital which, in the judgement of the Taco Bell Coop Board, are adequate for operations.

         The remaining Members will continue to elect the directors of the KFC Coop Board by series of KFC Coop Membership Stock held. Both the KFC Coop Board and the Taco Bell Coop Board will remain independent and will continue to manage their respective Concept Coop's business affairs, as well as provide significant control, advice and counsel to the Unified Coop regarding the operation of the purchasing program operated on behalf of their respective Concept Coop. The Unified Coop will provide to each of the Concept Coops all of the purchasing functions previously provided by the KFC Coop in a fashion similar to the KFC Coop's current operations. While the KFC Coop will terminate all of its employees, the Unified Coop will make offers of employment to these employees on terms and conditions substantially similar to those currently in effect between the KFC Coop and its employees. These aspects of the Corporate Reorganization are described in more detail below.

         The KFC Coop's purchasing programs have involved the KFC Coop historically taking title to Goods and Equipment purchased from suppliers and the resale by the KFC Coop of those Goods and Equipment to Operators and their distributors, with the KFC Coop taking the credit risks on sales to Operators and distributors (such transactions are hereinafter referred to as "Title Transactions"). The purchasing programs of Tricon Supply Chain Management ("SCM") have historically involved non-title transactions in which SCM negotiates the price and other terms under which suppliers of Goods and Equipment will sell directly to Operators and distributors (such transactions are hereinafter referred to as "Contract Transactions"). The integration of the KFC Coop's purchasing program and SCM's purchasing programs will give the Unified Coop flexibility to take advantage of both Title Transactions and Contract Transactions in order to obtain the lowest possible sustainable restaurant delivered prices. The advantages of Title Transactions include the ability to control the entire supply chain and the lower prices which suppliers are sometimes willing to accept in order to avoid distributor and Operator credit risks. The advantages of Contract Transactions include avoiding credit risks and decreasing the need for working capital to provide the funds necessary to carry accounts receivable from distributors and Operators.

         In addition to agreeing to integrate SCM's purchasing programs with those of the Unified Coop, Tricon has also committed to contribute $400,000 to the Unified Coop to assist the Unified Coop with organizational expenses and purchase through the Unified Coop virtually all of the Goods and Equipment needed for the Tricon operated Retail Outlets.

         The Corporate Reorganization Agreements will be entered into simultaneously with the effectiveness of the Bylaw amendments and consummation of this Offer. None of these agreements or amendments will become effective unless all become effective. It is the KFC Coop Board's belief that Tricon and all other parties are prepared to sign the Corporate Reorganization Agreements, in substantially the forms attached to the Proxy Statement accompanying this Offer, and all other documents necessary to form the Unified Coop shortly following approval of the Corporate Reorganization by the Members. The Corporate Reorganization is subject to the final approval of the KFC Coop Board.

AGREEMENT AND PLAN OF CORPORATE SEPARATION

         Parties. The parties to the Agreement and Plan of Corporate Separation, a copy of which is attached to the Proxy Statement accompanying this Offer, are
(a) the KFC Coop, (b) the Taco Bell Members who sign the Letter of Transmittal attached to the Agreement and Plan of Corporate Separation and tender their stock certificates representing shares of KFC Coop Membership Stock and KFC Coop Store Stock (the "Tendering Members"), and (c) the Taco Bell Coop.

         Purpose. The parties are entering into the Agreement and Plan of Corporate Separation, in part, so that the Taco Bell Members can become members of a Concept Coop in which only Tricon, Taco Bell franchisees, and FRANMAC are members and the KFC Members can become members of a Concept Coop in which only Tricon and KFC franchisees are members (assuming all Taco Bell Members tender their shares of stock pursuant to this Offer). As the needs and requirements of KFC Operators and Taco Bell Operators may differ, splitting off the Taco Bell Members into a separate entity will allow the Taco Bell Coop and the KFC Coop to be responsive to the different needs and requirements of the Taco Bell Operators and KFC Operators, respectively.

         The Corporate Separation. The KFC Coop has identified certain assets (the "Taco Bell Assets") and liabilities (the "Taco Bell Liabilities") of the KFC Coop that relate specifically to the KFC Coop's Taco Bell operations. Taco Bell Assets include, but are not limited to, Taco Bell product inventory and equipment, records of Taco Bell operations, and miscellaneous Taco Bell supplies and signs. Taco Bell Liabilities include, but are not limited to, purchase commitment liabilities, intercompany liabilities attributable to accounts payable and other liabilities related to Taco Bell operations paid or assumed by the KFC Coop (the "Intercompany Liability"). The stockholders' equity related to the KFC Coop's Taco Bell operations represents: (i) the amount paid for KFC Coop Membership Stock and KFC Coop Store Stock by Taco Bell Members and (ii) retained earnings attributable to the KFC Coop's Taco Bell operations on the basis of the past patronage of Taco Bell Members with the KFC Coop.

         The KFC Coop will divide its business by transferring all of the Taco Bell Assets (except for an amount of cash [the "Excluded Assets"] equal to the sum of $10 for each share of KFC Coop Membership Stock and $400 for each share of KFC Coop Store Stock, in each case, owned by Taco Bell Members who are not Tendering Members, if any ["Non-Tendering Members"]), Taco Bell Liabilities, and stockholders' equity related to the Taco Bell operations, to the Taco Bell Coop, in exchange for (i) a Promissory Note in an original principal amount equal to the Intercompany Liability and (ii) the original issue to the KFC Coop of one share of the Taco Bell Coop's membership common stock ("Taco Bell Coop Membership Stock") for each Tendering Member's share of KFC Coop Membership Stock and one share of the Taco Bell Coop's store common stock ("Taco Bell Coop Store Stock") for each share of KFC Coop Store Stock owned by each Tendering Member, which will constitute all of the outstanding capital stock of the Taco Bell Coop. The KFC Coop will retain all other assets and liabilities now owned by the KFC Coop.

         The Taco Bell Coop is obligated to reimburse the KFC Coop for the Intercompany Liability pursuant to the terms of a Promissory Note and Security Agreement that will be executed in connection with the Agreement and Plan of Corporate Separation by the Taco Bell Coop. The Promissory Note provides that the Intercompany Liability is payable in monthly installments of principal and interest thereon at the prime rate reported in the "Money Rates" section of The Wall Street Journal on the Closing Date. All principal and interest will be due and payable in any event on or before the six month anniversary of the Closing Date. The amount of the Intercompany Liability as of July 31, 1998 was approximately $10,677,000. Pursuant to the terms of the Security Agreement, the Taco Bell Coop grants a security interest to the KFC Coop in all of its assets, including accounts receivable, and the KFC Coop may exercise all of the rights, options, and remedies of a secured party upon default as provided for under the Uniform Commercial Code as enacted in the Commonwealth of Kentucky.

         The KFC Coop is making this Offer to the Taco Bell Members to offer to transfer to the Tendering Members all of the Taco Bell Coop Shares previously acquired by it, in the manner described above, in exchange for the surrender by the Tendering Members of all of their shares of KFC Coop Membership Stock and KFC Coop Store Stock. The exchange of shares will occur on the Closing Date. This transaction is intended to qualify as a tax-free split off under Section 355 of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"). See "Federal Income Tax Consequences" below.

         Concurrent with this Offer, the Taco Bell Coop is offering Operators of Taco Bell outlets who are not members of the KFC Coop the opportunity to join the Taco Bell Coop by subscribing for shares of Taco Bell Coop stock.

         Taco Bell Coop Member Agreements. By agreeing to the Agreement and Plan of Corporate Separation by signing the attached Letter of Transmittal and by tendering one's shares, the Taco Bell Coop members will be agreeing to the following: (i) to commit to purchase virtually all of their Goods and Equipment for use in their Retail Outlets through the purchasing programs of the Unified Coop and Taco Bell Coop, (ii) to participate in the Taco Bell Coop patronage dividend program in accordance with its terms, (iii) to abide by the terms and commitments of the Taco Bell Coop Bylaws,(iv) to coordinate all requests to Tricon for supplier and distributor approval through the Unified Coop and/or the Taco Bell Coop, and (v) to be bound by the terms of the Agreement and Plan of Corporate Separation.

         Federal Income Tax Consequences. The KFC Coop believes, based on a review of applicable authorities, that the transactions contemplated by the Agreement and Plan of Corporate Separation will be tax-free to the KFC Coop and its shareholders under Section 355 of the Code. Specifically, the KFC Coop believes (1) no gain or loss will be recognized by a holder of KFC Coop stock upon the receipt of Taco Bell Coop stock; (2) no gain or loss will be recognized by the KFC Coop or the Taco Bell Coop upon the distribution of the Taco Bell Coop stock; and (3) no gain or loss will be recognized by the KFC Coop or the Taco Bell Coop upon the transfer of assets from the KFC Coop to the Taco Bell Coop. The KFC Coop, however, has not and does not intend to apply for a ruling from the Internal Revenue Service with respect to the tax treatment of the transactions contemplated by the Agreement and Plan of Corporate Separation.

         If those transactions do not qualify under Section 355 of the Code, then (i) a corporate level capital gains tax would be payable based upon the amount by which the fair market value of the Taco Bell Coop stock distributed to the KFC Coop stockholders exceeded the KFC Coop's adjusted tax basis therein, and (ii) the distribution will be treated as a redemption of stock, resulting in gain or loss to each holder of KFC Coop stock who receives shares of Taco Bell Coop stock in the distribution.

         Effects of the Agreement and Plan of Corporate Separation. Following consummation of the transactions contemplated herein, the KFC Coop will no longer provide any services to Taco Bell Operators and will discontinue its patronage dividend program for Taco Bell Operators. Although Non-Tendering Members will retain their KFC Coop Membership Stock and KFC Coop Store Stock, they will otherwise not enjoy any of the benefits of being a Member of the KFC Coop, such as participation in a purchasing program.

OPERATING AGREEMENT

         Parties. The parties to the Operating Agreement, as more fully described in the Proxy Statement accompanying this Offer, are the KFC Coop, the Taco Bell Coop and the Pizza Hut Coop (the "Unified Coop Members"), as the initial members of the Unified Coop. Tricon is a recognized third party beneficiary of the Operating Agreement.

         Purpose. The Operating Agreement describes the business of the Unified Coop. The Unified Coop will combine the purchasing volume for Goods and Equipment within and across Tricon's KFC, Taco Bell and Pizza Hut concepts in order to achieve the lowest possible store delivered costs for Operators. The Unified Coop will manage and operate purchasing programs for each of the Concept Coops consistent with the terms of management agreements between the Unified Coop and each Concept Coop ("Management Agreements"). (See "Purchasing Program Management Agreement" below.) The Unified Coop will attempt to negotiate the lowest possible sustainable prices for Goods and Equipment from suppliers approved by Tricon for sale either through the Unified Coop or directly by the supplier to approved distributors selected by the Unified Coop Members and the Operators represented by the Unified Coop Members. The Unified Coop will also assist the Unified Coop Members and Operators in negotiating and monitoring freight and distribution arrangements. The Unified Coop will provide other services for Unified Coop Members and Operators provided for in the Management Agreements.

         Separate Capital Accounts. Each Concept Coop will have a Capital Account balance, representing that Concept Coop's property interest in the Unified Coop. The Capital Account will initially be credited with the fair market value of the assets contributed to the Unified Coop by each Concept Coop, plus that Concept Coop's share of the Unified Coop's liabilities, minus the amount of the Concept Coop's liabilities assumed by the Unified Coop. A Concept Coop's Capital Account balance will increase by an amount equal to any profits allocated to the Concept Coop and decrease by allocations of losses and distributions of net cash flow. Increases or decreases in a Concept Coop's share of the Unified Coop's liabilities will also increase or decrease the Concept Coop's Capital Account balance. Except as expressly provided in the Operating Agreement, no Unified Coop Member will be entitled to withdraw any part of such Unified Coop Member's capital contributions or Capital Account, or to receive any distribution from the Unified Coop.

         Tax Allocations. The Unified Coop's profits and losses will generally be allocated annually for tax purposes among the Unified Coop Members in accordance with their relative annual patronage for each respective year. Patronage is defined in the Operating Agreement to mean the amount of direct and indirect transactions between the Unified Coop and the three Concept Coops and Operators which qualify as patronage in the Certificates of Incorporation and Bylaws (the "Charter Documents") of each Concept Coop.

         Withdrawal. Until December 31, 2003 (the "Withdrawal Date"), no Unified Coop Member may withdraw from the Unified Coop for any reason. A Unified Coop Member may withdraw at any time after the Withdrawal Date by giving the Unified Coop 365 days advance written notice of such Unified Coop Member's withdrawal from the Unified Coop. The redemption price payable by the Unified Coop for the Unified Coop Member's interest will be the "Contract Price." The Contract Price equals the balance of the withdrawing Unified Coop Member's Capital Account as defined in the Operating Agreement as of the end of the month immediately preceding the removal or withdrawal of a Unified Coop Member, provided that such Capital Account will be appropriately adjusted for any distribution by the Unified Coop which is not reflected in such Capital Account as of the close of such month. The Unified Coop will not be required to redeem a withdrawing Unified Coop Member's interest if the remaining Unified Coop Members elect to dissolve the Unified Coop.

ASSET CONTRIBUTION AND LIABILITY ASSUMPTION AGREEMENT

         Parties. The parties to the Asset Contribution and Liability Assumption Agreement, as more fully described in the Proxy Statement accompanying this Offer, are the Unified Coop and the KFC Coop.

          Purpose. The Operating Agreement requires, among other things, that the KFC Coop make certain capital contributions to the Unified Coop in exchange for its membership interest therein. In satisfaction of that obligation, pursuant to the Asset Contribution and Liability Assumption Agreement, the KFC Coop will assign, transfer, deliver, and generally set over to the Unified Coop, and the Unified Coop agrees to accept and assume, certain "Assets," which means certain of its Contracts, Leases, Equipment, Prepaid Assets and Kenco Stock (other than any of the same which are Taco Bell Coop Assets), as defined in the Asset Contribution and Liability Assumption Agreement. The Assets will not include any other assets of the KFC Coop, including, without limitation, any accounts receivable, cash or cash equivalents, goodwill or the capital stock of any subsidiary of the KFC Coop other than Kenco Insurance Agency, Inc. ("Kenco"). In return, the Unified Coop will assume and agree to perform and discharge in full any and all of the KFC Coop's obligations and liabilities under its Contracts and Leases. Furthermore, in exchange for its contribution of the Assets to the Unified Coop, the KFC Coop will receive credit to its Capital Account, as discussed above, in an amount equal to the value of the Assets on the balance sheet of the KFC Coop prepared as of the Closing Date in accordance with generally accepted accounting principles and as further defined in the Operating Agreement up to a maximum of $950,000. If the value of the Assets exceeds $950,000, the Unified Coop will return the excess value in cash to the KFC Corp.

         KFC Coop Employees. The Unified Coop will make offers of employment to all of the current employees of the KFC Coop on terms and conditions substantially similar in the aggregate to those currently in effect between the KFC Coop and its employees, except for Mr. Henrion, as discussed below. See "Interests of Certain Persons in the Corporate Reorganization."

         Federal Income Tax Consequences. Under the Asset Contribution and Liability Assumption Agreement, the KFC Coop will contribute certain assets and liabilities to the Unified Coop and receive in exchange a membership interest in the Unified Coop. The Unified Coop is a Kentucky limited liability company that will be treated as a partnership for federal income tax purposes. Under

Sections 721 and 752 of the Code, the contribution of assets and liabilities by the KFC Coop to the Unified Coop will be tax-free to the KFC Coop and the Unified Coop, so long as the aggregate amount of the liabilities assumed by the Unified Coop from the KFC Coop does not exceed the aggregate of the KFC Coop's share of the Unified Coop's liabilities and the basis of the assets contributed by the KFC Coop.

PURCHASING PROGRAM MANAGEMENT AGREEMENT

         Parties and Term. A Purchasing Program Management Agreement, as more fully described in the Proxy Statement accompanying this Offer, will be entered into between the Unified Coop and each Concept Coop. The initial term of each Purchasing Program Management Agreement extends through December 31, 2003, the Withdrawal Date. A Purchasing Program Management may be terminated on the Withdrawal Date or any December 31 thereafter upon one year's notice of termination.

         Purpose. The Purchasing Program Management Agreement sets forth the terms pursuant to which the Unified Coop will establish and administer a purchasing program on behalf of each Concept Coop.

         The management services to be provided by the Unified Coop will include negotiating the lowest possible sustainable prices for Goods and Equipment from suppliers approved by Tricon for sale through the Unified Coop or directly by the supplier to Tricon-approved distributors selected by the Unified Coop Members and the Operators represented by Members; assisting the Unified Coop Members and Operators in negotiating and monitoring freight and distribution arrangements; administering related insurance and other service programs; and negotiating arrangements such as master beverage agreements and regional poultry contracts. To provide these services, the Concept Coops agree that the Unified Coop purchasing program must be appropriately capitalized, financially self-sustaining, and operated on a cooperative basis.

         Federal Income Tax Consequences of Patronage Income. Under the Purchasing Program Management Agreements, income generated through the management services provided by the Unified Coop will be retained in part as consideration for the Unified Coop's services, with the balance paid to each Concept Coop. The KFC Coop believes, based on applicable authorities, that payments by the Unified Coop to a Concept Coop under the applicable Purchasing Program Management Agreement will qualify for patronage dividend characterization under Section 1381 through 1388 of the Code, so long as such amounts not retained by the Concept Coop for capital and reserves are distributed to the Concept Coop's shareholders in accordance with the Charter Documents of each Concept Coop. The KFC Coop, however, has not and does not intend to apply for a ruling from the Internal Revenue Service with respect to the characterization of the payments for federal income tax purposes. If the Internal Revenue Service challenged the characterization of the payments and was successful, then the Concept Coop would be liable for taxes and interest for any amounts disallowed as exclusions from its taxable income.

THE TRICON AGREEMENTS

         The Unified Coop and Tricon will enter into the Tricon Purchasing Coop Agreement (the "Tricon Purchasing Coop Agreement") and the SCM Transfer Agreement (the "SCM Transfer Agreement"), both dated as of the Closing Date (collectively, the "Tricon Agreements"). The Tricon Purchasing Coop Agreement sets forth Tricon's commitment to the purchasing programs of the Unified Coop and the Concept Coops, Tricon's supplier and distributor processes, aspects of the relationships between Tricon and suppliers and distributors, and coordination of the Unified Coop's purchasing activities with the marketing, promotion, and other programs and projects of Tricon. The SCM Transfer Agreement sets forth provisions concerning the Unified Coop employment of Tricon SCM personnel and the assumption by the Unified Coop of certain SCM purchasing arrangements for Goods and Equipment.

         Tricon will designate the Unified Coop as the exclusive administrator of purchasing programs, operated on behalf of the Concept Coops, for all Tricon owned and operated Retail Outlets. Tricon is also contributing $400,000 to the Unified Coop to assist the Unified Coop with specific expenses incurred in its organization and in establishing its purchasing programs. Tricon is expected to become and remain a member of each Concept Coop, in accordance with the policies and requirements of each Concept Coop.

         Pursuant to the terms of the Tricon Agreements, Tricon agrees to purchase through the Unified Coop virtually all of the Goods and Equipment needed for the Tricon operated Retail Outlets. Furthermore, Tricon agrees to transfer to the Unified Coop, and the Unified Coop agrees to assume, certain of Tricon's contracts and commitments involving the purchase or sale of Goods and Equipment. The Unified Coop will also make offers of employment to all of the current employees of Tricon who are engaged primarily in the purchase or sale of Goods and Equipment for use or consumption by Operators.

         Tricon will have the exclusive right and obligation with respect to the purchase and distribution of Goods and Equipment used by Operators to (i) designate and terminate approved suppliers and approved distributors, with significant franchisee involvement, (ii) designate approved Goods and Equipment, and (iii) develop, designate, modify and update specifications for Goods and Equipment.

         As used in the Tricon Purchasing Coop Agreement, "Sheltered Income" means so called earned income, rebates, kick-backs, volume discounts, tier pricing, purchase commitment discounts, sales and service allowances, marketing allowances, advertising allowances, promotional allowances, label allowances, back-door income, application fees, inspection fees, quality assurance fees, etc., and includes, among other items, (a) fees charged suppliers and distributors in the supplier and distributor approval process, (b) fees charged suppliers and distributors for quality inspections and "hot line" inquiries and complaints, (c) license or trademark fees or rebates charged or expected as a condition of supplier or distributor approval or use, typically paid as a percentage of system-wide volume, (d) higher prices permitted suppliers to amortize research and development expenses undertaken by suppliers at the request of Tricon or otherwise, (e) higher prices permitted suppliers to amortize the cost of excess inventory, (f) higher prices permitted suppliers to amortize the cost of graphics and other product changes, (g) special or atypical payment terms, (h) payments and allowances to distributors from suppliers based on distributor volume which are not reflected as a reduction in distributor cost or prices, and (i) special favors, gifts and entertainment. Tricon will abide by the terms of the Sheltered Income provisions of the Tricon Purchasing Coop Agreement which provide that neither Tricon nor the Unified Coop will receive or benefit from any Sheltered Income in connection with Goods or Equipment purchased or used by Retail Outlets, nor shall either authorize any approved supplier, approved distributor, or Concept Coop to receive or benefit from Sheltered Income, subject to the few exceptions listed in the Tricon Purchasing Coop Agreement. This, however, does not limit or prohibit the right of the Unified Coop or any Concept Coop to benefit from any Sheltered Income, provided that the Unified Coop shares, and causes each Concept Coop to share, such Sheltered Income among each applicable Operator (including Tricon) based on the dollar volume of the purchases of such Operator that gave rise to the receipt or benefit of such Sheltered Income.

AMENDMENTS TO THE KFC COOP'S BYLAWS

         The KFC Coop Board has made two substantive changes to the KFC Coop Bylaws, as discussed below, conditioned on the consummation of the Corporate Reorganization. The KFC Coop Board also retains the right under Article IX of its Certificate of Incorporation to make, adopt, amend or repeal the KFC Coop Bylaws, subject to the right of Members to adopt, amend or repeal the KFC Coop Bylaws.

         Patronage Dividend Program. The KFC Coop Board has updated the provisions of the KFC Coop Bylaws governing the patronage dividend program to conform its operations with those of the Unified Coop and the other Concept Coops, pursuant to the Operating Agreement. No Unified Coop Member is entitled to patronage, but rather may pass such distributions on to the Concept Coop members in accordance with the provisions of their respective patronage dividend programs. This patronage dividend program contemplates separate patronage pools for each Unified Coop Member's Title Transactions and Contract Transactions.
See "Dividends and Patronage Dividends--Patronage Dividend Program."

         The Operating Agreement prohibits Unified Coop Members from altering their patronage dividend programs without the consent of the Unified Coop Board.

         Changes to Reflect Taco Bell Split-Off. The KFC Coop Board has amended the KFC Coop Bylaws to reflect the division of its business, conditioned on the consummation of the Corporate Reorganization. Assuming that less than 400 shares of KFC Coop Store Stock remain owned by Taco Bell Operators following the Corporate Reorganization, any remaining Taco Bell Operators will own Series N shares of KFC Coop Membership Stock. If any Members of Series N remain, they will be entitled to elect one member of the KFC Coop Board. Other administrative amendments to the KFC Coop Bylaws are planned to reflect the Taco Bell Split-Off.

CANADIAN OPERATIONS

         The KFC Coop currently operates its purchasing program for KFC Operators in Canada through a wholly owned subsidiary, KFC Franchisee Purchasing of Canada, Inc. (the "Canada Subsidiary"). It is anticipated that at the time of or shortly following the Corporate Reorganization a new unified purchasing cooperative will be organized for KFC, Taco Bell, and Pizza Hut Operators in Canada (the "Canada Coop"). The Canada Coop would be a party to the Operating Agreement for the Unified Coop, but would not be a member of the Unified Coop. The Canada Coop would be represented on the Unified Coop Board of Directors by a director who has no vote, except on Canada Matters, as would be defined in the Operating Agreement. As of the date of this Proxy Statement, there can be no assurance that a Canada Coop will be organized and become a party to the Operating Agreement for the Unified Coop.

         Unlike the Concept Coops, the Canada Coop would directly operate a purchasing program for Goods used by Operators in Canada. The Unified Coop would likely operate a purchasing program for Equipment used by Operators in Canada. The Canada Coop would enter into a purchasing cooperative agreement with Tricon, on terms similar to the Tricon Purchasing Coop Agreement, that describes Tricon's commitment to the Canada Coop and its purchasing programs.

INTERESTS OF CERTAIN PERSONS IN THE CORPORATE REORGANIZATION

         Thomas D. Henrion, President of the KFC Coop and a non-voting member of its Board of Directors, may be deemed to have certain interests in the Corporate Reorganization that are in addition to his interests as an officer and director. The KFC Coop Board is aware of this interest and has considered it, among other matters, in approving the Corporate Reorganization and the transactions contemplated thereby.


         The KFC Coop, the Unified Coop, and Thomas D. Henrion, President of the KFC Coop, have executed a Separation and Consulting Agreement (the "Separation and Consulting Agreement"). The Separation and Consulting Agreement provides for Mr. Henrion to resign his employment on the Closing Date and, thereafter, to provide consulting services for two years. Mr. Henrion also agrees to non-compete provisions whereby, for two years following the date of the Separation and Consulting Agreement, Mr. Henrion will not work for specifically scheduled companies that are specifically listed in the Separation and Consulting Agreement. Under the Separation and Consulting Agreement, Mr. Henrion will be paid $500,000 upon consummation of the Corporate Reorganization and $456,300 on the first business day of January 2000 along with health insurance coverage for 10 years. The Separation and Consulting Agreement replaces the Supplemental Benefits/Consulting Agreement (the "Supplemental Agreement") between Mr. Henrion and the KFC Coop.

         Under the Supplemental Agreement, upon Mr. Henrion's retirement or termination, he would receive (i) monthly compensation equal to one-twelfth of 18% of his annual base compensation averaged over a three-year period (his "Average Annual Compensation") for the number of months Mr. Henrion had worked for the KFC Coop since January 1, 1994 and (ii) for one year following the expiration of the above compensation, monthly payments equal to one-twelfth of his Average Annual Compensation. As of the end of fiscal 1998, Mr. Henrion's Average Annual Compensation was approximately $209,000. As of January 1, 1999, Mr. Henrion would have been entitled to aggregate payments of approximately $397,000 under the Supplemental Agreement. The Supplemental Agreement also provided that if Mr. Henrion chose to consult with the KFC Coop following his departure, in lieu of monthly retirement benefits discussed in (i) above, he would receive monthly compensation equal to one-twelfth of 30% of his Average Annual Compensation for so long as he provided consulting services to the KFC Coop, but for no longer than the number of months he was actually employed after January 1, 1994 (aggregate value of approximately $538,175). Finally, the Supplemental Agreement provided Mr. Henrion with one-half ownership of a whole life split-dollar insurance policy in an initial face amount of $147,384, a car allowance and health insurance while he consulted.


FAILURE OF THE CORPORATE REORGANIZATION PROPOSAL


         Special Meeting. The KFC Coop Board is seeking approval of the Corporate Reorganization from its stockholder members at a Special Meeting (the "Special Meeting"). In connection with the Special Meeting, the KFC Coop has filed the Proxy Statement with the Securities and Exchange Commission (the "Commission") and is soliciting proxies from holders of record of KFC Coop Membership Stock as of the close of business on January 28, 1999 (the "Special Meeting Record Date"), for use at the Special Meeting to be held on February 26, 1999, at 10:00 a.m. (Eastern Standard

Time) at the KFC Coop's headquarters at 950 Breckenridge Lane, Louisville, Kentucky 40232 and at any adjournment or postponement thereof.

         Failure of the Proposal. If the Corporate Reorganization proposal fails to receive the required affirmative votes of the KFC Coop's stockholder members, the KFC Coop will not enter into the Corporate Reorganization Agreements and will not exchange any shares pursuant to the Offer, but will continue to operate in a manner and structure consistent with its operations as of the date of this Offer. The KFC Coop would expect to continue discussions with Tricon and franchisees to explore alternative ways of reducing store delivered costs of Goods and Equipment to Retail Outlets and achieving the other goals stated herein.


                          MANAGEMENT OF THE COOPERATIVE

Directors and Executive Officers

         The following table lists, in addition to other information, the directors and certain executive officers of the Cooperative as of December 31, 1998, their ages, their position with the Cooperative, their present principal occupations, and the number and percentages of shares of Store Common Stock beneficially owned, directly or indirectly, by each. The information provided with respect to the ages and number of shares beneficially owned is as of December 31, 1998.


                                 POSITIONS AND   YEAR FIRST
                                    OFFICES        BECAME                                               KFC
                                   CURRENTLY     DIRECTOR OR    TERM AS                   PRESENT      STORE     PERCENT OF
                                   HELD WITH      EXECUTIVE    DIRECTOR     SERIES       PRINCIPAL     STOCK        STORE
NAME                      AGE      KFC COOP        OFFICER      EXPIRES   REPRESENTED   OCCUPATION   OWNERSHIP   OUTSTANDING
----                      ---      --------        -------      -------   -----------   ----------   ---------   -----------
----------------------------------------------------------------------------------------------------------------------------
William E. Allen           59      Director,        1988         2000          F         Operator        6           **
                                   Secretary
----------------------------------------------------------------------------------------------------------------------------
Anthony Basile             56      Director,        1997         2001    Taco Bell at    Operator       26           **
                                   Treasurer                                 Large
----------------------------------------------------------------------------------------------------------------------------
James G. Cocolin           49      Director         1996         1999          C         Operator       10           **
----------------------------------------------------------------------------------------------------------------------------
Lois G. Foust              53      Director         1997         2001          L         Operator        2           **
----------------------------------------------------------------------------------------------------------------------------
Edward J. Henriquez, Jr.   60      Director         1994         1999          J         Operator       12           **
----------------------------------------------------------------------------------------------------------------------------
Paul A. Houston            48      Director         1995         2000          I       President of    353           5.3
                                                                                          Scott's
                                                                                       Restaurants,
                                                                                           Inc.
----------------------------------------------------------------------------------------------------------------------------
Grover G. Moss             53      Director         1994         2001          O         Operator       12           **
----------------------------------------------------------------------------------------------------------------------------
David G. Neal              52      Director,        1991+        2000          E         Operator       94           1.4
                                  Chairman of
                                   the Board
----------------------------------------------------------------------------------------------------------------------------

                                  POSITIONS AND  YEAR FIRST
                                     OFFICES       BECAME                                                STORE
                                    CURRENTLY    DIRECTOR OR    TERM AS                    PRESENT      COMMON     PERCENT OF
                                    HELD WITH     EXECUTIVE    DIRECTOR      SERIES       PRINCIPAL      STOCK        STORE
NAME                      AGE      COOPERATIVE     OFFICER      EXPIRES    REPRESENTED   OCCUPATION    OWNERSHIP   OUTSTANDING
----                      ---      -----------     -------      -------    -----------   ----------    ---------   -----------
------------------------------------------------------------------------------------------------------------------------------
James D. Olson             48       Director        1997         2000           H       President of     266          4.0
                                                                                           Harman
                                                                                         Management
                                                                                         Corporation
------------------------------------------------------------------------------------------------------------------------------
Ben E. Edwards             56       Director        1998++       1999           B         Operator        10           **
------------------------------------------------------------------------------------------------------------------------------
Darlene L. Pfeiffer        60       Director        1997         2001           L         Operator         4           **
------------------------------------------------------------------------------------------------------------------------------
Edward W. Rhawn            60       Director        1992         1999      Independent   Chairman of      --           --
                                                                                            Rhawn
                                                                                        Enterprises,
                                                                                            Inc.
------------------------------------------------------------------------------------------------------------------------------
James B. Royster           60    Director, Vice     1998++       2000           A         Operator         4           **
                                    Chairman
------------------------------------------------------------------------------------------------------------------------------
Dean M. Sorgdrager         36       Director        1996         1999           G         Operator         1           **
------------------------------------------------------------------------------------------------------------------------------
Robert C. Carle            42       Director        1998         1999           D         Operator         7           **
------------------------------------------------------------------------------------------------------------------------------
Ronald J. Young            39       Director        1993         2000           M         Operator        14           **
------------------------------------------------------------------------------------------------------------------------------
David Paradise             47      Non-voting       1997          --           --         Operator        19           **
                                   Director+++
------------------------------------------------------------------------------------------------------------------------------
Thomas D. Henrion          55       Director,       1980          --           --        President,       --           --
                                   President,                                               Chief
                                      Chief                                               Executive
                                    Executive                                             Officer,
                                     Officer                                             Cooperative
------------------------------------------------------------------------------------------------------------------------------

                                  POSITIONS AND   YEAR FIRST
                                     OFFICES        BECAME                                              STORE
                                    CURRENTLY     DIRECTOR OR    TERM AS                   PRESENT     COMMON     PERCENT OF
                                    HELD WITH      EXECUTIVE    DIRECTOR     SERIES       PRINCIPAL     STOCK        STORE
NAME                      AGE      COOPERATIVE      OFFICER      EXPIRES   REPRESENTED   OCCUPATION   OWNERSHIP   OUTSTANDING
----                      ---      -----------      -------      -------   -----------   ----------   ---------   -----------
-----------------------------------------------------------------------------------------------------------------------------
William V. Holden          48         Vice           1985          --          --           Vice         --           --
                                   President,                                            President,
                                      Chief                                                 Chief
                                    Financial                                             Financial
                                     Officer                                              Officer,
                                                                                         Cooperative
-----------------------------------------------------------------------------------------------------------------------------
W. Thomas Hutcherson       51         Vice           1982          --          --           Vice         --           --
                                   President,                                            President,
                                   Purchasing                                            Cooperative
-----------------------------------------------------------------------------------------------------------------------------
Kenneth L. Hartung         50    Vice President      1993          --          --           Vice         --           --
                                                                                         President,
                                                                                         Cooperative
-----------------------------------------------------------------------------------------------------------------------------
John W. Inwright           41         Vice           1991          --          --           Vice         --           --
                                   President,                                            President,
                                   Operations                                            Cooperative
-----------------------------------------------------------------------------------------------------------------------------
Alice LeBlanc              41         Vice           1998          --          --           Vice         --           --
                                   President,                                             President,
                                 KFC Operations                                          Cooperative
-----------------------------------------------------------------------------------------------------------------------------
Carol L. Mudd              43         Vice           1997          --          --           Vice         --           --
                                   President,                                            President,
                                      Human                                              Cooperative
                                    Resources
-----------------------------------------------------------------------------------------------------------------------------
All directors and officers as a group (23 persons)++++                                                  830         12.5
-----------------------------------------------------------------------------------------------------------------------------


* KFC Management has purchased one share of Series K Membership Common Stock. In 1989, both directors representing KFC Management resigned as members of the Board of Directors. KFC Management has not taken any action to fill the vacancies. The total number of shares of Store Common Stock listed as owned by directors and officers does not include the 2,028 shares of Store Common Stock believed by the Cooperative to be owned by KFC Management or affiliates, representing approximately 33.0% of the Store Common Stock outstanding.

**       Less than one-half of one percent.

+ Mr. Neal has previously served on the Board of Directors of the Cooperative as one of the two directors representing the National Franchise Advisory Council, the former holder of the Series L share of Membership Common Stock. He first began serving on the Board of Directors as a representative of Series E in February 1991.

++ Previously served as a director appointed by the National Franchisee Advisory Council.

+++ Mr. Paradise is a Taco Bell Operator chosen to serve at the pleasure of the Board of Directors as a non-voting member of the Board of Directors after consultation with the Taco Bell Operators serving as directors and FRANMAC.

++++ Each director, other than Messrs. Henrion and Rhawn, is, or is affiliated with a member which is, the owner of one share of Membership Common Stock; All directors and officers as a group (23 persons) own 16 shares of Membership Common Stock, 2.3 percent of the total number of Shares of Membership Common Stock outstanding. The Store Common Stock ownership reflects the number of shares which each director, other than Messrs. Henrion and Rhawn, owns or which is owned by the member with which the director is affiliated. Except as required by law, Store Common Stock has no voting rights. Messrs. Henrion and Rhawn are neither the owners, nor affiliates of the owners, of any Membership or Store Common Stock.

TACO BELL COOP

         The initial members of the Taco Bell Coop Board are:

              Anthony Basile                                      Thomas M. Cook
              Chicago Diversified Foods, Corp.                    Chairman
              400 E. 22nd Street, Suite E                         Cardinal Restaurants, Inc.
              Lombard, IL  60148                                  1700 Washington Street
                                                                  Vancouver, WA  98660

              Max Craig*                                          Karl James
              Chief Financial Officer                             Golden West Taco, Inc.
              Taco Bell Corp.                                     PO Box 8450
              17901 Van Karman                                    Rancho Santa Fe, CA  92067
              Irvine, CA  92714-6212

              George Kentris                                      Grover Moss
              K&K Restaurants, Inc.                               E.T. Tacos, Inc.
              431 E. Main Cross Street                            1426 University Avenue
              Findlay, OH  45840                                  Riverside, CA  92507

              David Paradise                                      Mary Wagner*
              Paradise Foods                                      Sr. Vice President of Technology & Quality
              P.O. Box 1124                                       Taco Bell Corp.
              Natchez, MS  39121                                  17901 Van Karman
                                                                  Irvine, CA  92714-6212

         *Tricon representative

         Except for the Tricon representatives, each member of the Taco Bell Coop Board has been an Operator for over five years and is expected to own one share of Taco Bell Coop Membership Stock and that number of shares of Taco Bell Coop Store Stock which equals the number of Taco Bell Retail Outlets operated by him. The Tricon representatives have served Tricon and Taco Bell in various capacities for over five years; Tricon will own one share of Taco Bell Coop Membership Stock and that number of shares of Taco Bell Store Stock which equals the number of Taco Bell Retail Outlets it operates.


UNIFIED COOP

         The initial members of the Unified Board are:

              Christian L. Campbell*                              Thomas M. Cook***
              Sr. Vice President and General Counsel              Chairman
              Tricon Global Restaurants, Inc.                     Cardinal Restaurants, Inc.
              1441 Gardiner Lane                                  1700 Washington Street
              Louisville, KY  40213                               Vancouver, WA  98660

              David G. Neal**                                     Robert Lowes*
              JRN, Inc.                                           Chief Financial Officer
              201 West 7th Street                                 Tricon Global Restaurants, Inc.
              Columbia, TN  38401                                 1441 Gardiner Lane
                                                                  Louisville, KY  40213

              David E. Paradise***                                Burney Royster**
              Paradise Foods                                      Royster Enterprises, Inc.
              417 Main Street                                     1110 W. Michigan
              Natchez, MS  39121                                  Jackson, MI  49204

              Jim Schwartz****                                    Ken Wagnon****
              President/Chief Operating Officer                   Capital Enterprises, Inc.
              NPC International                                   3445 North Webb Rd.
              14400 College Boulevard - Suite 201                 Wichita, KS  67226
              Lenexa, KS  66215

                 * Tricon representative
                ** KFC Coop representative
               *** Taco Bell Coop representative
              **** Pizza Hut Coop representative

                                THE TENDER OFFER

TERMS OF THE OFFER

              The KFC Coop hereby offers, upon the terms of and subject to the conditions set forth in this Offer, the Agreement and Plan of Corporate Separation, and the Letter of Transmittal, to exchange (a) one share of Taco Bell Coop Membership Stock for each share of KFC Coop Membership Stock outstanding and validly tendered and (b) one share of Taco Bell Coop Store Stock for each share of KFC Coop Store Stock outstanding and validly tendered. Upon the terms and subject to the conditions of this Offer, the KFC Coop will accept for exchange any and all shares of Series O and P KFC Coop Membership Stock and KFC Coop Store Stock that are properly tendered and not withdrawn before the Expiration Date. See "The Tender Offer -- Conditions of the Offer." Tendering Members will receive one share of Taco Bell Coop Membership Stock Series C - G, inclusive, depending upon in which geographic area they are deemed to operate a Taco Bell Retail Outlet.


              The term "Expiration Date" means 12:00 midnight (Eastern Standard time) on February 26, 1999, unless and until the KFC Coop has extended the period of time for which the Offer is open, in which event the term "Expiration Date" will mean the latest time and date at which the Offer, as so extended by the KFC Coop, expires.


              Extension of Tender Period; Termination; Amendments. The KFC Coop expressly reserves the right, in its sole discretion, at any time, to extend the period of time during which the Offer is open, and thereby delay the acceptance for exchange of any shares of KFC Coop stock, by making a public announcement thereof. During any such extension, all shares of KFC Coop stock previously tendered and not exchanged or withdrawn will remain subject to the Offer, except to the extent that such shares may be withdrawn as set forth below.

              The KFC Coop also expressly reserves the right, subject to applicable law, to postpone the exchange of Taco Bell Coop Shares for such shares of KFC Coop stock under any circumstances, including those listed below, by making a public announcement thereof. The KFC Coop's reservation of the right to delay the exchange of Taco Bell Coop Shares for shares of KFC Coop Membership Stock and KFC Coop Store Stock which it has accepted for exchange is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which requires that the KFC Coop must pay the consideration offered or return the shares tendered promptly after termination or withdrawal of the Offer. Subject to compliance with applicable law, the KFC Coop further reserves the right, in its sole discretion to amend the Offer in any respect. Amendments to the Offer may be made at any time by public announcement which, in the case of an extension, is to be issued no later than 9:00 a.m. (Eastern Standard Time) on the next business day after the previously scheduled Expiration Date.

              If the KFC Coop makes a material change in the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the KFC Coop will extend the Offer to the extent required by applicable rules or regulations promulgated under the Exchange Act. The minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances then existing, including the relative materiality of the changed terms or information. If (a) the KFC Coop (i) changes the consideration it proposes to deliver in exchange for properly tendered shares or (ii) decreases the number of shares being sought and (b) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from and including the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended until the expiration of such ten business day period. Because of the nature of the Corporate Reorganization and the consideration offered, the KFC Coop does not currently anticipate any such changes in the consideration offered for, or number of, shares being sought pursuant to this Offer.

              Disclosure of Material Changes. Any disclosure of a material change in the information published, sent or given to holders of shares of KFC Coop Membership Stock and KFC Coop Store Stock will be disseminated promptly to such stockholders in a manner reasonably calculated to inform holders of such change to the extent required by rules promulgated under the Exchange Act.

ACCEPTANCE OF SHARES FOR EXCHANGE; DELIVERY OF TACO BELL COOP SHARES

              Upon the terms and subject to the conditions of the Offer, shares validly tendered under the Offer and not withdrawn will be accepted, and Taco Bell Coop Shares will be delivered in exchange therefor, promptly after the Expiration Date.

              For purposes of the Offer, the KFC Coop shall be deemed to have accepted validly tendered shares of KFC Coop Membership Stock and KFC Coop Store Stock upon the Expiration Date. If any tendered shares are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted shares will be returned, without expense, to the tendering holder thereof promptly after the expiration or termination of the Offer.

PROCEDURE FOR TENDERING SHARES

              Valid Tender of Shares. In order for shares of KFC Coop Membership Stock and Store Stock to be validly tendered pursuant to the Offer, the Letter of Transmittal, properly completed and duly executed, and any other documents required by the Letter of Transmittal must be received by the KFC Coop at 950 Breckenridge Lane, Louisville, Kentucky 40232 on or before the Expiration Date. In addition, either (i) certificates evidencing tendered shares must be received by the KFC Coop at such address on or before the Expiration Date or (ii) the lost certificate procedure set forth below must be satisfied.

              Lost Certificates. If the certificates representing shares of KFC Coop Membership Stock and KFC Coop Store Stock are lost, the Member desiring to tender those shares should immediately request an Affidavit of Lost Certificate from the KFC Coop. Upon receipt of a properly completed Affidavit of Lost Certificate and Letter of Transmittal, a shareholder tendering shares represented by lost certificates will be deemed to have complied with the procedure for validly tendering shares.

              Backup Federal Income Tax Withholding. Under the federal income tax law, a Tendering Member whose shares of KFC Coop Membership Stock and KFC Coop Store Stock are surrendered is required to provide the KFC Coop with such shareholder's correct Taxpayer Identification Number ("TIN") on the substitute Form W-9 attached to the Letter of Transmittal. If such shareholder is an individual, the TIN is his or her social security number. If the KFC Coop is not provided with the correct TIN, the shareholder may be subject to a penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholders with respect to shares surrendered may be subject to backup withholding.

              If backup withholding applies, the KFC Coop is required to withhold 31% of any payments made to the shareholders. Backup withholding is not an additional tax. Rather, the shareholders may offset the amount of tax withheld against his or her federal tax liability on such shareholder's federal income tax return. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

              Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any shares will be determined by the KFC Coop in its sole discretion, which determination shall be final and binding. The KFC Coop reserves the absolute right to reject any and all tenders of shares determined by it not to be in proper form or the acceptance for exchange of which may, in the opinion of the KFC Coop's counsel, be unlawful. The KFC Coop reserves the absolute right to waive any defect or irregularity in any tender of shares of any particular shareholder. The KFC Coop's interpretations of the terms and conditions of the Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. Neither the KFC Coop nor any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

WITHDRAWAL RIGHTS


              Members who tender their shares of KFC Coop Membership Stock and KFC Coop Store Stock pursuant to the Offer may withdraw such shares at any time on or prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after March 24, 1999, unless accepted for exchange by the KFC Coop before that date. If the KFC Coop extends the Offer, is delayed in exchanging for the shares or is unable to exchange for the shares for any reason, then, without prejudice to the KFC Coop's rights under the Offer, the KFC Coop may retain all shares tendered, and such shares may not be withdrawn except to the extent that Tendering Members are entitled to withdrawal rights pursuant to this Section.

              For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the KFC Coop at 950 Breckenridge Lane, Louisville, Kentucky 40232. Any notice of withdrawal must specify the name of the person who tendered the shares of KFC Coop Membership Stock and KFC Coop Store Stock to be withdrawn, the number of shares to be withdrawn and the name of the registered holder.

              Withdrawals may not be rescinded and shares withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn shares may be retendered at any time prior to the Expiration Date by again following the procedures described above.

              All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the KFC Coop, in its sole discretion, whose determination shall be final and binding. The KFC Coop nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification.

CERTAIN EFFECTS OF THE OFFER

              Following the consummation of the Offer, the Taco Bell Members will be members of a Concept Coop in which only Tricon, Taco Bell franchisees and FRANMAC are members and the KFC Members will be members of a Concept Coop in which only Tricon and KFC franchisees are members (assuming all Taco Bell Members tender their shares of stock pursuant to this Offer). As the needs and requirements of KFC Operators and Taco Bell Operators may differ, splitting off the Taco Bell Members into a separate entity will allow the Taco Bell Coop and the KFC Coop to be responsive to the different needs and requirements of the Taco Bell Operators and KFC Operators, respectively.

              Once (a) the Members approve the Corporate Reorganization at the Special Meeting and (b) all other conditions of the Offer, as discussed below, are met, the KFC Coop Board is expected to consummate the Corporate Reorganization. The Tendering Members will then be shareholders in the Taco Bell Coop only. Any shares of KFC Coop Membership Stock that are not tendered in this Offer will remain outstanding, and, assuming that fewer than 400 shares of KFC Coop Store Stock remain owned by Taco Bell Operators, will be automatically converted into Series N shares of KFC Coop Membership Stock in accordance with the KFC Coop's Bylaws. However, following consummation of the Corporate Reorganization, the KFC Coop will no longer provide any services to Taco Bell Members and will discontinue all patronage dividend programs for Taco Bell Members. Although Non-Tendering Members will retain their KFC Coop Membership Stock and KFC Coop Store Stock, they will otherwise not enjoy any benefits of being a Member of the KFC Coop.

CONDITIONS OF THE OFFER

              Notwithstanding any other provision of the Offer, the obligation of the KFC Coop to accept for exchange any shares of KFC Coop Membership Stock or KFC Coop Store Stock tendered pursuant to the Offer are subject to the conditions that (i) at the Special Meeting, the Members approve the Corporate Reorganization and authorize such other action by the KFC Coop Board and any of its officers as may be necessary or appropriate to carry out the objects, intents, and purposes of the Corporate Reorganization by an affirmative vote of
(a) a majority of all outstanding shares of KFC Coop Membership Stock held by each Voting Group, as defined in the Proxy Statement, and (b) two-thirds of the Members of each Voting Group present, either in person or by properly executed proxy, at the Special Meeting and (ii) the Operating Agreement is executed and delivered by the Taco Bell Coop and the Pizza Hut Coop in substantially the form attached to the Proxy Statement as Appendix B. The Corporate Reorganization Agreements will be executed simultaneously with the consummation of the Offer and neither will be effective unless both become effective.

                        DIVIDENDS AND PATRONAGE DIVIDENDS

KFC COOP STOCK

              Dividends may not be declared or paid with respect to KFC Coop Membership Stock. The holders of KFC Coop Store Stock are entitled to receive dividends if declared by the KFC Coop Board. The KFC Coop Board has no current intention to pay any dividends on KFC Coop Store Stock. However, it is anticipated that the KFC Coop Board will continue the patronage dividend program in accordance with past practices.

TACO BELL COOP STOCK

              Dividends may not be declared or paid with respect to Taco Bell Coop Membership Stock. The holders of Taco Bell Coop Store Stock are not entitled to receive dividends, other than patronage dividends.

PATRONAGE DIVIDEND PROGRAM

              Although the KFC Coop and Taco Bell Coop do not and will not engage in business to generate profits, they may nonetheless, in any fiscal year, generate revenues in excess of amounts needed to cover expenses, amortize indebtedness, and provide for reasonable working capital and reserves. Thus, even though the KFC Coop and Taco Bell Coop will endeavor to minimize purchasing fees and mark-ups on Goods and Equipment to the least amount required to cover their anticipated cost of operations, the KFC Coop and Taco Bell Coop may have funds available for distribution to members as patronage dividends.

              When, in the judgment of the Board of Directors of a Concept Coop, the Concept Coop should distribute patronage dividends to its members, it shall be done in accordance with the Bylaws of each Concept Coop. The Bylaws of each Concept Coop provide that patronage dividends will be distributed to members on the basis of the value of business done by the Concept Coop (or through the Unified Coop) with each member respectively. The Bylaws contemplate separate patronage pools for each Concept Coop's Title Transactions and Contract Transactions. The provisions of the Taco Bell Coop Bylaws governing the patronage dividend program are attached as Appendix A.

              Net cash flow generated from the Concept Coop's purchasing programs administered by the Unified Coop will be the primary source of funds for any patronage dividends distributed to a Concept Coop's members. After the Unified Coop makes tax distributions to the Unified Coop Members, the Unified Coop may distribute additional net cash flow, whether resulting from patronage or non-patronage sources, to the Unified Coop Members in accordance with their relative annual patronage for such year. No Unified Coop Member is itself entitled to patronage, but rather may pass such distributions on to the Concept Coop's members in accordance with the provisions of their respective patronage dividend programs.

              The Operating Agreement prohibits Unified Coop Members from altering their bylaw provisions regarding their patronage dividend programs without the consent of the Unified Coop Board.

              Pursuant to the Operating Agreement, the Purchasing Program Management Agreement and the KFC Coop Bylaws, it is expected that the KFC Coop Board will continue to administer its patronage dividend program in accordance with past practices.

              The Taco Bell Coop will not likely pay significant patronage dividends to its members until it has had an opportunity to accumulate reserves and working capital which, in the judgment of the Taco Bell Coop Board of Directors, are adequate for operations.

             MARKET AND PRICE FOR KFC COOP AND TACO BELL COOP STOCK

              No class of the KFC Coop's or Taco Bell Coop's capital stock is or will be listed on an exchange or traded in any other public trading market. All KFC Coop stock and Taco Bell Coop stock is and will be issued only to Operators. The KFC Coop Members purchase KFC Coop Membership

Stock and KFC Coop Store Stock to participate in the KFC Coop's programs for its members, including the patronage dividend program and the KFC Coop purchasing programs, and to participate in the KFC Coop's management through the election of directors. The KFC Coop Members do not purchase KFC Coop stock with any expectation of return on their investment through stock appreciation or per share dividends. Tendering Members and other prospective Taco Bell Coop shareholder members should also not expect a return on their investment in Taco Bell Coop stock through stock appreciation or per share dividends, but should purchase Taco Bell Coop stock to participate in the Taco Bell Coop's programs for its members.

              Since July 1, 1983, the KFC Coop has offered shares of KFC Coop Membership Stock at $10 per share and shares of KFC Coop Store Stock at $400 per share. Taco Bell Coop Membership Stock will be initially priced at $10 per share and Taco Bell Coop Store Stock will be initially priced at $400 per share.


           SHARES OUTSTANDING OF KFC COOP STOCK AS OF JANUARY 27, 1999


         DESCRIPTION                SERIES REPRESENTED             MEMBERSHIP STOCK         STORE STOCK
         -----------                ------------------             ----------------         -----------

         KFC Members                   A - H, K, L                         533                 5,131
         Taco Bell Members             O and P                              94                   759
         Canada Members                M and I                              49                   534
         International Members         J                                    12                   230
                                                                          ----                ------
              Total                                                        688                 6,654


                      DESCRIPTION OF KFC COOP CAPITAL STOCK

INTRODUCTION

         Membership in the KFC Coop is currently limited to Operators of KFC and Taco Bell Retail Outlets. Each Operator desiring membership in the KFC Coop is required to purchase one share of KFC Coop Membership Stock regardless of the number of Retail Outlets operated and to purchase a number of shares of KFC Coop Store Stock which equals either (i) the total number of KFC Retail Outlets located in the United States owned and operated by that Operator, (ii) the total number of Retail Outlets located in a Foreign Territory owned and operated by that Operator, (iii) the total number of KFC Retail Outlets located in Canada owned and operated by that Operator or (iv) the total number of Taco Bell Retail Outlets wherever located owned and operated by that Operator. For purposes of calculating the number of shares of KFC Coop Store Stock required to be purchased by a Member, the total number of Retail Outlets equals the total number of traditional Retail Outlets plus one-half, rounded up to the nearest even number, of the total number of non-traditional Retail Outlets, as defined in the KFC Coop's Bylaws. If a Member at any time becomes an Operator of additional KFC Retail Outlets, he or she will be required to purchase one additional share of KFC Coop Store Stock for each such additional traditional Retail Outlet or for each two additional non-traditional Retail Outlets, as the case may be. No purchase commitment is required as a condition of membership or, except with respect to advance purchase commitments for certain commodities, as a condition to purchasing from or through the KFC Coop. As of January 27, 1999, there were 688 shares of KFC Coop Membership Stock and 6,654 shares of KFC Coop Store Stock outstanding.

KFC COOP MEMBERSHIP STOCK


         The KFC Coop is authorized to issue 2,000 shares of KFC Coop Membership Stock, no par value, of which 688 shares were issued and outstanding on January 27, 1999. The following description of KFC Coop Membership Stock is qualified in all respects by the KFC Coop Charter Documents.

         Issuance in Series. KFC Coop Membership Stock is offered and issued in series, as discussed below. Currently, the KFC Coop has provided for Series A-Q. The KFC Coop's Certificate of Incorporation also provides for nine series of KFC Coop Membership Stock which are designated Series R-Z. The KFC Coop Board has no current intention to issue any shares of the Series R-Z KFC Coop Membership Stock and is prohibited from doing so without further amendment of its Bylaws.

         KFC Operators. Operators of KFC Retail Outlets, except for KFC Management, the NCAC, Harman and Scott's, as defined in the KFC Coop Bylaws, are entitled to purchase one share of KFC Coop Membership Stock in Series A-G, inclusive, depending upon their being deemed to operate a KFC Retail Outlet in one or more of the geographic areas designated in the KFC Coop Bylaws.

         Harman has purchased one share of Series H KFC Coop Membership Stock. Scott's has purchased one share of Series I KFC Coop Membership Stock. Operators of KFC Retail Outlets in Foreign Territories are entitled to purchase one share of Series J KFC Coop Membership Stock. KFC Management has purchased one share of Series K KFC Coop Membership Stock and the NCAC has purchased one share of Series L KFC Coop Membership Stock. Operators of KFC Retail Outlets in Canada, including Tricon (Canada), are entitled to each purchase one share of Series M KFC Coop Membership Stock.

         The Series H and I KFC Coop Membership Stock held by Harman and Scott's, respectively, provide for the election of one director and the series of such stock held by KFC Management and the NCAC provide for the election of two directors. The KFC Coop Bylaws provide that if Harman or Scott's at any time owns or operates fewer than 100 KFC Retail Outlets, or if KFC Management owns or operates fewer than 200 KFC Retail Outlets, then the share of KFC Coop Membership Stock owned by said Operators must be exchanged for one share of KFC Coop Membership Stock of such other series as such Operator is otherwise eligible to purchase.

         Taco Bell Operators. The KFC Coop Bylaws designate Series N-Q as series available to Taco Bell Operators. Upon completion of the Corporate Reorganization and this Offer, assuming that less than 400 shares of KFC Coop Store Stock remain owned by Taco Bell Operators, Taco Bell Operators will only be eligible to own shares of Series N KFC Coop Membership Stock in accordance with the KFC Coop's Bylaws.

         Licensees. Any KFC licensee may purchase one share of KFC Coop Membership Stock and that number of shares of KFC Coop Store Stock which the KFC Coop Bylaws require such licensee to purchase pursuant to the provisions governing non-traditional Retail Outlets, discussed above. The term "franchisee" includes licensees where appropriate in this discussion.

         Voting Rights. Each class of Series A-J and M-O KFC Coop Membership Stock is entitled to elect one member of the KFC Coop Board. Series K and L holders are entitled to elect two members of the KFC Coop Board. Each Member is entitled to cast one vote to elect a member of the KFC Coop Board to represent its series except for the Members of Series K and L, which are entitled to cast one vote to elect each of two members of the KFC Coop Board from their respective series.

         On all matters except the election of the KFC Coop Board, each holder of KFC Coop Membership Stock is entitled to cast one vote on each matter on which members are entitled to vote. The KFC Coop Bylaws provide that directors may be elected by a plurality of the series entitled to elect such director. Unless otherwise provided by the KFC Coop Bylaws or required by law, the affirmative vote of two-thirds (2/3) of the Members in attendance at a meeting at which a quorum is present is necessary to decide in favor of any matter.

         Dividend Rights. Dividends may not be declared or paid with respect to KFC Coop Membership Stock.

         Limitations on Ownership and Transfer; Redemption. KFC Coop Membership Stock may be issued only to persons who satisfy the membership requirements and no more than one share of such stock will be issued to any one Operator, except for certain limited circumstances described in the KFC Coop Bylaws. The KFC Coop Bylaws thus generally reflect the principle of one franchisee, one vote. The KFC Coop Bylaws provide for who is entitled to vote certain shares of KFC Coop Membership Stock in situations involving individuals who, through different corporations, partnerships or other affiliations, may have an interest in more than one share of KFC Coop Membership Stock.

         If any holder of KFC Coop Membership Stock has ceased to be a Member because it is no longer an Operator or owns less than the required amount of KFC Coop Store Stock, such Membership Stock will be called for redemption at $10.00 per share. Under Delaware Law, the KFC Coop may not repurchase any shares of its stock when the capital of the KFC Coop is impaired or when such repurchase would cause any impairment of the capital of the KFC Coop. KFC Coop Membership Stock may not be transferred to any person or entity other than the KFC Coop.

         Liquidation Rights. In the event of any liquidation of the KFC Coop, or other disposition of its assets, the holders of KFC Coop Membership Stock are entitled to receive $10.00 per share before any distributions are made to the holders of KFC Coop Store Stock. Any net assets remaining after the payment of the $10.00 per share to the holders of KFC Coop Membership Stock will be distributed to holders of the KFC Coop Store Stock in the manner described below.

         General. KFC Coop Membership Stock has no preemptive rights. The shares of KFC Coop Membership Stock are, when issued, duly authorized, validly issued, fully paid and nonassessable and the holders thereof will not be liable for any payment of the KFC Coop's debts.

KFC COOP STORE STOCK


         The KFC Coop is authorized to issue 10,000 shares of KFC Coop Store Stock, no par value, of which 6,654 shares were issued and outstanding as of January 27, 1999. The summary description of KFC Coop Store Stock provisions which follows is qualified in all respects by the KFC Coop Charter Documents.

         Voting Rights. The holders of KFC Coop Store Stock are not entitled by virtue of their ownership of KFC Coop Store Stock to vote for directors, to participate in meetings or the management of the KFC Coop, or to vote in any proceedings, except as required by law.

         Dividend Rights. The holders of KFC Coop Store Stock are entitled to receive dividends if declared by the KFC Coop Board. There is no current intention to pay any dividends on KFC Coop Store Stock. However, it is anticipated that the KFC Coop Board will continue the patronage dividend program in accordance with past practices.

         Limitations on Ownership and Transfer; Redemption. KFC Coop Store Stock may be issued only to persons who satisfy the membership requirements discussed above. Each Member must purchase that number of shares of KFC Coop Store Stock equal to the total number of KFC or Taco Bell Retail Outlets owned and operated by each Member. KFC Coop Store Stock may only be transferred to persons, firms or entities that qualify for membership in the KFC Coop, and only if the KFC Coop does not exercise its right of first refusal to purchase such shares.

         Pursuant to a policy adopted by the KFC Coop Board, the KFC Coop is authorized to purchase, for not more than the amount of the Member's equity per share at the end of the KFC Coop's fiscal year next preceding the date of purchase, a certain number of shares of KFC Coop Store Stock in each of the KFC Coop's fiscal quarters. The KFC Coop therefore may, but generally has no obligation to, repurchase shares of KFC Coop Store Stock from a Member who owns shares in excess of the number required for membership. In any event, the KFC Coop has no intention of repurchasing substantial numbers of shares of KFC Coop Store Stock.

         Liquidation Rights. In the event of any liquidation of the KFC Coop, or other disposition of its assets, the holders of KFC Coop Store Stock will be entitled to receive the net assets of the KFC Coop remaining after the payment of all of its debts and liabilities and the payment of $10.00 per share to the holders of KFC Coop Membership Stock. Liquidating distributions will be made on the basis of past patronage with the KFC Coop rather than the number of shares of KFC Coop Store Stock owned.

         General. KFC Coop Store Stock has no preemptive or conversion rights. The shares of KFC Coop Store Stock are, when issued, duly authorized, validly issued, fully paid and nonassessable and the holders thereof will not be liable for any payment of the KFC Coop's debts.

                   DESCRIPTION OF TACO BELL COOP CAPITAL STOCK

INTRODUCTION

         Membership in the Taco Bell Coop will be limited to Taco Bell Corporation, a California corporation, all franchisees and licensees of Taco Bell, and FRANMAC (collectively, the "Taco Bell Operators"). Each Taco Bell Operator desiring membership in the Taco Bell Coop will be required to purchase one share of Taco Bell Coop Membership Stock and a number of shares of Taco Bell Coop Store Stock which equals the total number of Taco Bell Retail Outlets located in all states and the District of Columbia owned and operated by such person, firm or entity. For purposes of calculating the number of shares of Taco Bell Coop Store Stock required to be purchased by a Taco Bell Operator, the total number of Retail Outlets equals the total number of traditional Retail Outlets plus one-half, rounded up to the nearest even number, of the total number of non-traditional Retail Outlets. A non-traditional Retail Outlet means a Retail Outlet with more than one of the following characteristics: (i) a five year or shorter license, (ii) a limited menu, (iii) sales from a kiosk or other transportable unit, (iv) sales from a segregated food service area at a location in a facility (such as an airport, athletic stadium, university or school) established for a primary purpose other than selling food for reasonably immediate consumption, (v) anticipated sales volume less than anticipated sales volume for a traditional Retail Outlet, (vi) sales in conjunction with sales of another food concept, or (vii) such other characteristics as the Taco Bell Coop Board may determine are indicative of a non-traditional Retail Outlet. If a Member at any time becomes an Operator of additional Taco Bell Retail Outlets, he or she will be required to purchase one additional share of Taco Bell Coop Store Stock for each such additional traditional Retail Outlet or for each two additional non-traditional Retail Outlets, as the case may be. Taco Bell Coop members will be required to purchase virtually all of their Goods and Equipment for use in their Retail Outlets through the purchasing programs of the Unified Coop and the Taco Bell Coop. The Bylaws of the Taco Bell Coop require that more than 90% of the value of the Taco Bell Coop's business be conducted with Taco Bell Coop members. At the time of this Offer, one share of Taco Bell Coop Membership Stock is outstanding.

TACO BELL COOP MEMBERSHIP STOCK

         The Taco Bell Coop is authorized to issue 2,000 shares of Taco Bell Coop Membership Stock, no par value, of which one share is issued and outstanding as of the date of this Offer. The following description of Taco Bell Coop Membership Stock is qualified in all respects by the Taco Bell Coop Charter Documents.

         Issuance in Series. Taco Bell Coop Membership Stock will be offered and issued in 26 series, designated A-Z. Except for Series A and B, which consist of one share each, the Taco Bell Coop Board has the right, power and authority to establish and increase or decrease the number of shares of each series, except that in no event will the aggregate number of authorized shares of Series C-Z, inclusive, exceed 1,998 shares.

         Taco Bell Operators. Operators of Taco Bell Retail Outlets, except for Taco Bell and FRANMAC, will be entitled to purchase one share of Taco Bell Coop Membership Stock of Series C-G, inclusive, depending upon in which geographic area they are deemed to operate a Taco Bell Retail Outlet. Taco Bell will be entitled to purchase one share of Series B Taco Bell Coop Membership Stock and FRANMAC will be entitled to purchase one share of Series A Taco Bell Coop Membership Stock. The Taco Bell Coop Bylaws initially prohibit the purchase of any Taco Bell Coop Membership Stock for Series H-Z.

         Licensees. No licensee is eligible to be a stockholder member in the Taco Bell Coop unless the licensee is also a franchisee or the licensee owns and operates 25 or more non-traditional Retail Outlets. A qualified licensee may purchase one share of Taco Bell Coop Membership Stock and that number of shares of Taco Bell Coop Store Stock which the Taco Bell Coop Bylaws require such licensee to purchase pursuant to the provisions governing non-traditional Retail Outlets, discussed above. The term "franchisee" includes licensees where appropriate in this discussion.

         Voting Rights. Each Taco Bell Coop member who holds a share in Series A and Series C-G will be entitled to cast one vote to elect one member of the Taco Bell Coop Board to represent its series. As the sole Series B stockholder, Taco Bell Corporation will be entitled to cast one vote to elect two members of the Taco Bell Coop Board to represent its series. As to all other matters on which each Taco Bell Coop member is entitled to vote, each share of Taco Bell Coop Membership Stock will be entitled to one vote on each matter.

         Dividend Rights. Dividends may not be declared or paid with respect to Taco Bell Coop Membership Stock.

         Limitations on Ownership and Transfer; Redemption. Taco Bell Coop Membership Stock may be issued only to persons who satisfy the membership requirements, as set forth above, and no more than one share of stock will be issued to any one Taco Bell Operator, except for the limited circumstances described below. The Taco Bell Coop Bylaws reflect the Taco Bell Coop's one franchisee, one vote principle. When a corporation, partnership or other entity is a franchisee Operator, the owner of more than fifty percent of the corporation, partnership or other entity is deemed to be the owner of the shares of Taco Bell Coop Membership Stock. Where no person, corporation, partnership or other entity owns more than fifty percent of the outstanding ownership interest of a franchisee Operator, the owners of the corporation, partnership or other entity must designate among themselves who will be deemed to own the share of Taco Bell Coop Membership Stock.

         The Taco Bell Coop Bylaws address who is entitled to vote certain shares of Taco Bell Coop Membership Stock in situations involving individuals who, through different corporations, partnerships or other affiliations, may have an interest in more than one share of Taco Bell Coop

Membership Stock. The Taco Bell Coop Bylaws provide that no person, firm or entity is entitled to own or have an interest in, directly or indirectly, more than one share of Taco Bell Coop Membership Stock, except for (a) any interest which any franchisee may have in the share of the Taco Bell Coop Series A Membership Stock held by FRANMAC or (b) any interest which any franchisee may have in a share of the Taco Bell Coop's Membership Stock (i) held by a person, firm or entity in which the franchisee owns fifty percent or less in the aggregate of the outstanding ownership interest and (ii) with respect to which the franchisee refrains from voting or participating in the voting of the share of Taco Bell Coop Membership Stock.

         Unless otherwise prohibited by law, the Taco Bell Coop will promptly redeem shares of Taco Bell Coop Membership Stock held by persons, firms or entities who no longer qualify as Taco Bell Coop members. The redemption price for each share of Taco Bell Coop Membership Stock will be $10.00 which will be payable in cash, except that, if the Taco Bell Coop is prohibited by law from redeeming such share in cash because the payment would impair the capital of the Taco Bell Coop or otherwise, the Taco Bell Coop will issue a non-interest bearing promissory note payable whenever the Taco Bell Coop is no longer prohibited by law from making such payment. The Taco Bell Coop Membership Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions will be noted on all Taco Bell Coop Membership Stock certificates.

         Liquidation Rights. In the event of any dissolution or liquidation of the Taco Bell Coop, or other disposition of its assets, the holders of Taco Bell Coop Membership Stock will be entitled to receive $10.00 per share. The remaining assets of the Taco Bell Coop will be distributed to the holders of Taco Bell Coop Store Stock, as described below.

         General. Taco Bell Coop Membership Stock has no preemptive rights. The shares of Taco Bell Coop Membership Stock issuable upon consummation of the Offer will be, when issued, duly authorized, validly issued, fully paid and nonassessable and the holders thereof will not be liable for any payment of the Taco Bell Coop's debts.

TACO BELL COOP STORE STOCK

         The Taco Bell Coop is authorized to issue 10,000 shares of Taco Bell Coop Store Stock, no par value, of which no shares are issued and outstanding as of the date of this Offer. The following description of Taco Bell Coop Store Stock provisions is qualified in all respects by the Taco Bell Coop Charter Documents.

         Voting Rights. The holders of Taco Bell Coop Store Stock will not entitled by virtue of their ownership of Taco Bell Coop Store Stock to vote for directors, to participate in meetings or management of the Taco Bell Coop or to vote in any proceedings, except as required by law.

         Dividend Rights. The holders of Taco Bell Coop Store Stock will not be entitled to receive dividends, other than patronage dividends.

         Limitations on Ownership and Transfer; Redemption. Taco Bell Coop Store Stock will be issued only to persons who satisfy the membership requirements discussed above and each Taco Bell Coop member will be required to purchase that number of shares of Taco Bell Coop Store Stock equal to the total number of Taco Bell Coop Retail Outlets, as determined by the total number of traditional Retail Outlets, plus one-half rounded up to the nearest even number, of the total number of non-traditional Retail Outlets, owned and operated by each Taco Bell Coop member. Only holders of record of Taco Bell Coop Membership Stock will be permitted to purchase shares of Taco Bell Coop Store Stock. Taco Bell Coop Store Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions will be noted on all Taco Bell Coop Store Stock certificates. If a Taco Bell Coop member desires to dispose of his or her Taco Bell Coop Store Stock, the Taco Bell Coop member must transfer his or her Taco Bell Coop Store Stock to the Taco Bell Coop at the same price the stockholder paid to acquire the Taco Bell Coop Store Stock.

         Distribution and Liquidation Rights. In the event of any distributions by the Taco Bell Coop to its members, liquidation of the Taco Bell Coop, or other disposition of its assets, after the payment of all debts and liabilities of the Taco Bell Coop and the payment of $10.00 per share to holders of Taco Bell Coop Membership Stock, the remaining assets of the corporation will be distributed to the holders of Taco Bell Coop Store Stock on the basis of each member's face amount of outstanding patronage equities and distribute the remaining assets to such members on the basis of their past patronage insofar as such distribution is practicable.

         General. Taco Bell Coop Store Stock has no preemptive or conversion rights. The shares of the Taco Bell Coop Store Stock issuable upon consummation of the Offer will be, when issued, duly authorized, validly issued, fully paid and nonassessable and the holders thereof will not be liable for any payment of the Taco Bell Coop's debts.

                        COMPARISON OF SHAREHOLDER RIGHTS

         Upon the consummation of the Corporate Reorganization and Offer, the Tendering Members will become shareholders of Taco Bell Coop. Following is a summary of certain differences between the rights of holders of KFC Coop capital stock and the rights of holders of Taco Bell Coop capital stock. Differences arise from the governing instruments of the two companies. Although it is impractical to compare all of the aspects in which the companies' governing instruments differ with respect to shareholders' rights, the following discussion summarizes certain significant differences between them.

         Purchase Requirements. Taco Bell Coop members will be required to purchase virtually all of their Goods and Equipment for use in their Retail Outlets through the purchasing programs of the Unified Coop and the Taco Bell Coop. The Taco Bell Coop Bylaws state:

         2.6 Purchase Commitment. Each stockholder member shall purchase virtually all Goods and Equipment for use in the stockholder member's Retail Outlets through the purchasing programs of the Unified Coop and the Taco Bell Coop. "Virtually all" with respect to Goods and Equipment means all Goods and Equipment except Goods and Equipment:

                  (a) Where the Unified Coop or the Taco Bell Coop agrees in advance in writing that the stockholder member need not purchase the particular item or category of Goods or Equipment through the purchasing programs of the Unified Coop;

                  (b) Where the stockholder member determines in good faith, after written notice to the Unified Coop (or if prior notice is impractical, with notice given as soon as possible), with respect to a specific item or category of Goods or Equipment for specific Retail Outlets that (i) the Unified Coop is unable to meet the member's required volume of supply for the particular Goods or Equipment, or
         (ii) the Unified Coop is unable to meet previously established quality standards with respect to particular Goods or Equipment;

                  (c) Where the stockholder member determines in good faith, after written notice to the Unified Coop (or if prior notice is impractical, with notice given as soon as possible), that the Unified Coop's purchasing policies or procedures with respect to the particular item or category of Goods or Equipment present a material business risk to the member, which the member is unwilling to assume, because of the Unified Coop's volume, hedging or similar commitments, arrangements or policies; or

                  (d) Purchased after the termination of the stockholder member's membership in the Taco Bell Coop.

          No purchase commitment is required as a condition of membership in the KFC Coop nor, except with respect to advance purchase commitments for certain commodities, as a condition to purchasing from or through the KFC Coop.

         Business with Members. The Taco Bell Coop Bylaws require the Taco Bell Coop to always do more than 90% of the value of its business with Taco Bell Coop members. The KFC Coop has no minimum required level of business that must be conducted with its Members.

         Transferability. Taco Bell Coop Membership Stock and Taco Bell Coop Store Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions will be noted on all Taco Bell Coop stock certificates. Shares of KFC Coop Membership Stock and KFC Coop Store Stock are not subject to this restriction.

         Dividend Rights. Dividends may not be declared or paid with respect to KFC Coop Membership Stock or Taco Bell Coop Membership Stock. However, the holders of Taco Bell Coop Store Stock will not be entitled to receive dividends, other than patronage dividends, while the holders of KFC Coop Store Stock are entitled to receive dividends if declared by the KFC Coop

Board. There is no current intention to pay any dividends on KFC Coop Store Stock, but it is anticipated that the KFC Coop Board will continue the patronage dividend program in accordance with past practices.

         Registration of KFC Coop and Taco Bell Coop Stock. The shares of KFC Coop stock currently held by Taco Bell Members are registered under the Exchange Act with the Commission. The KFC Coop is required to file periodic reports, proxy statements and other information with the Commission, including annual and quarterly financial information. The Taco Bell Coop stock will not be registered with the Commission although it is expected that the Taco Bell Coop will provide its members with annual audited financial statements.

         Licensees. No Taco Bell licensee is eligible to be a stockholder member in the Taco Bell Coop unless the licensee is also a franchisee or the licensee owns and operates 25 or more non-traditional Retail Outlets. Any KFC licensee may be a stockholder member of the KFC Coop.

                         UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS


The Unaudited Pro Forma Condensed Consolidated Statements of Income for the nine months ended July 31, 1998 and for the year ended October 31, 1997 give pro forma effect to the Corporate Reorganization as if it had been consummated as of November 1, 1996. The Unaudited Pro Forma Condensed Consolidated Balance Sheets as of July 31, 1998 give pro forma effect to the Corporate Reorganization as if it had been consummated on July 31, 1998. All material adjustments necessary to reflect the Corporate Reorganization are presented in the pro forma adjustments columns, which are further described in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma adjustments are based upon available information and upon certain assumptions deemed reasonable by management.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and should not be considered indicative of actual results that would have been achieved had the Corporate Reorganization been consummated on the dates or for the periods indicated and do not purport to indicate the balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto appearing in the KFC Coop's Annual Report and Form 10-Q accompanying this proxy statement.

                    KFC NATIONAL PURCHASING COOPERATIVE, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                                                          CORPORATE REORGANIZATION
                                                                                                 ADJUSTMENTS
                                                                           HISTORICAL    ---------------------------       KFC
                                                                               KFC         TACO BELL    UNIFIED COOP    PRO FORMA
                                                                          -----------    ------------  --------------  ------------
Assets

     Current Assets:
     Cash and cash equivalents                                            $    132             --       $(1,412)(b)  $    132
                                                                                                          1,412 (c)
     Accounts receivable, net                                               44,170       $(13,458)(a)       (93)(b)    30,619
     Inventories:
          Food                                                               1,397           (653)(a)        --           744
          Equipment and promotional items                                    2,153           (764)(a)        --         1,389
                                                                          --------       --------       -------      --------
                                                                             3,550         (1,417)           --         2,133

     Current portion of note receivable from related party                      60         10,677 (a)        --        10,737
     Prepaid expenses and other current assets                                 114             --           (91)(b)        23
     Current portion of deferred income taxes                                  758             --            --           758
                                                                          --------       --------       -------      --------
        Total Current Assets                                                48,784         (4,198)         (184)       44,402

     Office equipment, net                                                     833             --          (833)(b)         0
     Investment in marketable equity security available for sale                71             --            --            71
     Investment in the Unified Coop                                                                       1,000 (b)     1,000
     Loan Receivable from Unified Coop                                                                    1,000 (b)     1,000
     Note receivable from related party, excluding current portion             118             --            --           118
     Deferred income taxes, excluding current portion                          137            (38)(a)        --            99
     Other assets                                                              510             --            --           510
                                                                          --------       --------       -------      --------
        Total  Assets                                                     $ 50,453       $ (4,236)      $   983      $ 47,200
                                                                          ========       ========       =======      ========

Liabilities and Members' Equity

     Current Liabilities:
     Short-term borrowings                                                $    418             --       $ 1,412 (c)  $  1,830
     Accounts payable                                                       24,179       $ (3,173)(a)        --        21,006
     Accrued expenses                                                        2,734           (196)(a)      (101)(b)     2,437
     Premium deposits                                                          328             --          (328)(b)         0
     Patronage dividend                                                      1,798           (162)(a)        --         1,636
                                                                          --------       --------       -------      --------
        Total Current Liabilities                                           29,457         (3,531)          983        26,909

     Long-term note payable                                                  3,000             --            --         3,000
                                                                          --------       --------       -------      --------


     Members' Equity:
     Membership common stock                                                     7             (1)(a)        --             6
     Store common stock                                                      1,884           (277)(a)        --         1,607
     Unrealized gain on marketable equity security                              16             --            --            16
     Retained earnings                                                      16,166           (427)(a)        --        15,739
     Currency translation adjustment                                           (77)            --            --           (77)
                                                                          --------       --------       -------      --------
        Total Members' Equity                                               17,996           (705)           --        17,291
                                                                          --------       --------       -------      --------

        Total Liabilities & Members' Equity                               $ 50,453       $ (4,236)      $   983      $ 47,200
                                                                          ========       ========       =======      ========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.
----------------
(a) The proposed split-off of Taco Bell operations from KFC Coop will be accounted for at fair value. Assets to be transferred to the Taco Bell subsidiary are trade accounts receivable (net of allowance for doubtful accounts), inventories and other assets related to the Taco Bell operations. The book value of these assets approximates their fair value. Liabilities to be transferred to the Taco Bell subsidiary are trade accounts payable and other current liabilities related to the Taco Bell operations. The book value of these liabilities approximates their fair value. Members' equity of the Taco Bell members to be transferred to the Taco Bell subsidiary is determined by summing the amount paid for KFC Coop Membership Stock and KFC Coop Store Stock by Taco Bell Members and the amount of retained earnings attributable to the KFC Coop's Taco Bell operations on the basis of the past patronage of Taco Bell Members with the KFC Coop. The net difference in assets, liabilities and members' equity transferred to the Taco Bell subsidiary will be offset by an intercompany payable by the Taco Bell subsidiary to the KFC Coop. This intercompany payable is a result of early payment of Taco Bell trade accounts payable by the KFC Coop. Subsequent sale of inventory and collection of Taco Bell trade accounts receivable will provide sufficient cash to permit the payment in full of the intercompany payable, trade accounts payable and other current liabilities. The intercompany liability will be payable in six monthly installments of principal and interest. Interest will accrue at the prime rate. Following is a summary of the pro forma adjustment as of July 31, 1998 assuming all Taco Bell members tender their KFC Coop Membership Stock and their KFC Coop Store Stock (dollars in thousands):






         Assets Transferred:
            Accounts receivable, net                                           $13,458
            Inventories                                                          1,417
            Other assets                                                            38
                                                                               -------
               Total Assets                                                     14,913
                                                                               -------
         Liabilities and Members' Equity Transferred:
            Accounts payable, trade                                              3,173
            Other current liabilities                                              358
            Members' Equity                                                        705
                                                                               -------
               Total Liabilities and Members' Equity                             4,236
                                                                               -------
         Intercompany payable / receivable                                     $10,677
                                                                               =======

----------------
(b) Reflects capital contribution and loan to the Unified Coop. The loan will be evidenced by a demand note and will carry interest at a rate equal to the cost of funds of the KFC Coop from its primary lender, currently approximately 6%.


(c) Reflects short-term borrowings under existing lines of credit by the KFC Coop to fund its capital contribution and loan to the Unified Coop. Pursuant to the Operating Agreement, the KFC Coop is required to make additional capital contributions and loans from time to time to the Unified Coop in amounts necessary to fund the working capital requirements of the purchasing program conducted for the KFC Coop.

                    KFC NATIONAL PURCHASING COOPERATIVE, INC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED JULY 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                        CORPORATE REORGANIZATION
                                                                              ADJUSTMENTS
                                                                    -----------------------------
                                                    HISTORICAL                                           KFC
                                                       KFC              KFC            TACO BELL       PRO FORMA
                                                   ------------     ------------     ------------     -----------

Net sales                                           $  472,725       $ (263,347)(a)   $ (104,602)(a)   $ 104,776

Cost of goods sold                                     460,024         (255,449)(a)     (102,527)(a)     102,048
                                                    ----------       -----------      ----------       ---------

     Gross profit                                       12,701           (7,898)          (2,075)          2,728


Selling, general and administrative expenses            10,302           (4,770)(a)       (1,706)(a)       3,826


Provision for losses on receivables                        442             (342)(b)         (100)(b)           -

Other income (expenses):
     Equity in earnings of
       the Unified Coop                                     --            2,786 (c)                        2,786
     Service charges                                       136                                               136
     Interest income                                       191                                               191
     Interest expense                                     (162)                                             (162)
     Miscellaneous                                          95                                                95
                                                    -----------      ----------       ----------       ---------
                                                           260            2,786                            3,046
                                                    -----------      ----------       ----------       ---------

          Income before patronage
           dividend and income taxes                     2,217               --             (269)          1,948

Patronage dividend                                       1,798                              (162)(d)       1,636
                                                    ----------       ----------       ----------       ---------

          Income before income taxes                       419               --             (107)            312

Provision for income taxes                                 182                               (45)(e)         137
                                                    ----------       ----------       ----------       ---------

          Net income                                $      237       $       --       $      (62)      $     175
                                                    ==========       ==========       ==========       =========

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

---------------------

(a) To eliminate sales, cost of sales and related selling, general and administrative expenses for the respective concepts. This activity will be performed by the Unified Coop after the Corporate Reorganization.

(b) To eliminate provision for losses on receivables from operators and distributors of the respective concepts. The provision will be recognized by the Unified Coop after the Corporate Reorganization.

(c) The KFC Coop will recognize its share of earnings of the Unified Coop utilizing the equity method of accounting.

(d)      To eliminate patronage dividend paid to Taco Bell members of the KFC
         Coop.

(e)      To eliminate income tax expense.

                    KFC NATIONAL PURCHASING COOPERATIVE, INC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                      Corporate Reorganization
                                                                              Adjustments
                                                      HISTORICAL     -----------------------------         KFC
                                                        KFC              KFC           TACO BELL        PRO FORMA
                                                    ------------     ------------     ------------     ------------

Net sales                                           $   600,132      $  (345,388)(a)   $ (109,361)(a)   $  145,383

Cost of goods sold                                      583,891         (335,068)(a)     (107,228)(a)      141,595
                                                    -----------      -----------       ----------       ----------

     Gross profit                                        16,241          (10,320)          (2,133)           3,788


Selling, general and administrative expenses             12,266           (6,083)(a)       (1,790)(a)        4,393


Provision for losses on receivables                         175             (175)(b)                             -

Other income (expenses):
     Equity in earnings of
       the Unified Coop.                                     --            4,062 (c)                         4,062
     Service charges                                        187                                                187
     Interest income                                        339                                                339
     Interest expense                                      (285)                                              (285)
     Miscellaneous                                          112                                                112
                                                    -----------      -----------       ----------       ----------
                                                            353            4,062               --            4,415
                                                    -----------      -----------       ----------       ----------

          Income before patronage
           dividend and income taxes                      4,153               --             (343)           3,810

Patronage dividend                                        2,890                              (228)(d)        2,662
                                                    -----------      -----------       ----------       ----------

          Income before income taxes                      1,263               --             (115)           1,148

Provision for income taxes                                  515                               (39)(e)          476
                                                    -----------      -----------       ----------       ----------

          Net income                                $       748      $        --       $      (76)      $      672
                                                    ===========      ===========       ==========       ==========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

---------------------

(a) To eliminate sales, cost of sales and related selling, general and administrative expenses for the respective concepts. This activity will be performed by the Unified Coop after the Corporate Reorganization.

(b) To eliminate provision for losses on receivables from operators and distributors of the respective concepts. The provision will be recognized by the Unified Coop after the Corporate Reorganization.

(c) The KFC Coop will recognize its share of earnings of the Unified Coop utilizing the equity method of accounting.

(d)      To eliminate patronage dividend paid to Taco Bell members of the KFC
         Coop.

(e)      To eliminate income tax expense.

                    TACO BELL NATIONAL PURCHASING COOP, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                      CORPORATE REORGANIZATION ADJUSTMENTS
                                                                      ------------------------------------   TACO BELL
                                                         TACO BELL      MEMBERSHIP          UNIFIED          PRO FORMA
                                                         PRO FORMA (a)     FEES               COOP          AS ADJUSTED
                                                         ----------     -----------        ----------       -----------

Assets

     Current Assets:
     Cash and cash equivalents                           $       --     $     1,714 (b)    $   (2,000) (d)  $       --
                                                                                  2 (c)           284  (e)
     Accounts receivable, net                                13,458                                             13,458
     Inventories:
          Food                                                  653                                                653
          Equipment and promotional items                       764                                                764
                                                         ----------                                         ----------
                                                              1,417                                              1,417


                                                         ----------     -----------        ----------       ----------
        Total Current Assets                                 14,875           1,716            (1,716)          14,875

     Investment in the Unified Coop                              --                             1,000  (d)       1,000
     Loan receivable from the Unified Coop                                                      1,000  (d)       1,000
     Deferred income taxes, excluding current portion            38                                                 38

                                                         ----------     -----------        ----------       ----------
        Total Assets                                     $   14,913     $     1,716        $      284       $   16,913
                                                         ==========     ===========        ==========       ==========



Liabilities and Members' Equity

     Current Liabilities:
     Short-term borrowings                               $                                 $      284  (e)  $      284
     Accounts payable                                         3,173                                              3,173
     Accrued expenses                                           196                                                196
     Patronage dividend                                         162                                                162
     Note payable to the KFC Coop                            10,677                                             10,677
                                                         ----------                        ----------       ----------
        Total Current Liabilities                            14,208                               284           14,492

     Members' Equity:
     Membership common stock                                      1     $         2 (c)                              3
     Store common stock                                         277           1,714 (b)                          1,991
     Retained earnings                                          427                                                427
                                                         ----------     -----------                         ----------
        Total Members' Equity                                   705           1,716                              2,421

                                                         ----------     -----------        ----------       ----------
        Total Liabilities & Members' Equity              $   14,913     $     1,716        $      284       $   16,913
                                                         ==========     ===========        ==========       ==========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.


(a) Taco Bell Pro Forma represents assets, liabilities and members' equity formerly included in the balance sheet of the KFC Coop, but attributable to the Taco Bell concept. The proposed split-off of Taco Bell operations from KFC Coop will be accounted for at fair value. Assets to be transferred to the Taco Bell subsidiary are trade accounts receivable (net of allowance for doubtful accounts), inventories and other assets related to the Taco Bell operations. The book value of these assets approximates their fair value. Liabilities to be transferred to the Taco Bell subsidiary are trade accounts payable and other current liabilities related to the Taco Bell operations. The book value of these liabilities approximates their fair value. Members' equity of the Taco Bell members to be transferred to the Taco Bell subsidiary is determined by summing the amount paid for KFC Coop Membership Stock and KFC Coop Store Stock by Taco Bell Members and the amount of retained earnings attributable to the KFC Coop's Taco Bell operations on the basis of the past patronage of Taco Bell Members with the KFC Coop. The net difference in assets, liabilities and members' equity transferred to the Taco Bell subsidiary will be offset by an intercompany payable by the Taco Bell subsidiary to the KFC Coop. This intercompany payable is a result of early payment of Taco Bell trade accounts payable by the KFC Coop. Subsequent sale of inventory and collection of Taco Bell trade accounts receivable will provide sufficient cash to permit the payment in full of the intercompany payable, trade accounts payable and other current liabilities. The intercompany liability will be payable in six monthly installments of principal and interest. Interest will accrue at the prime rate. Following is a summary of the pro forma adjustment as of July 31, 1998 assuming all Taco Bell members tender their KFC Coop Membership Stock and their KFC Coop Store Stock (dollars in thousands):

         Assets Transferred:
           Accounts receivable, net                   $ 13,458
           Inventories                                   1,417
           Other assets                                     38
                                                      --------
             Total Assets                               14,913
                                                      --------

         Liabilities and Members' Equity Transferred:
           Accounts payable, trade                       3,173
           Other current liabilities                       358
           Members' Equity                                 705
                                                      --------
             Total Liabilities and Members' Equity       4,236
                                                      --------

         Intercompany payable / receivable            $ 10,677
                                                      ========


(b) Reflects the issuance of Taco Bell Store Stock to an estimated 4,284 Taco Bell stores for $400 per store. Estimated number of stores represents traditional franchise stores as discussed in the Tricon December 31, 1997 annual report less the number of stores belonging to the KFC Coop prior to the reorganization.

(c) Reflects the issuance of Taco Bell Membership Stock to an estimated 217 Taco Bell operators for $10 per operator.

(d) Reflects capital contribution and loan to the Unified Coop. The loan will be evidenced by a demand note and will carry interest at a rate equal to the cost of funds of the Taco Bell Coop, currently estimated to be approximately 6%.

(e) Reflects short-term borrowings by the Taco Bell Coop to fund its contribution and loan to the Unified Coop. Pursuant to the Operating Agreement, the Taco Bell Coop is required to make additional capital contributions and loans from time to time to the Unified Coop in amounts necessary to fund the working capital requirements of the purchasing program conducted for the Taco Bell Coop. The Taco Bell Coop has received an offer from a third-party lender for a revolving line of credit up to an amount of $5 million.

                    TACO BELL NATIONAL PURCHASING COOP, INC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED JULY 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                                 CORPORATE            TACO BELL
                                                           TACO BELL           REORGANIZATION         PRO FORMA
                                                           PRO FORMA (a)         ADJUSTMENTS         AS ADJUSTED
                                                           ---------           --------------        -----------

Net sales                                                  $ 104,602             $ (104,602)(b)               --

Cost of goods sold                                           102,527               (102,527)(b)               --
                                                           ---------             ----------          -----------

     Gross profit                                              2,075                 (2,075)                  --

Selling, general and administrative expenses                   1,706                 (1,706)(b)               --

Provision for losses on receivables                              100                   (100)(c)               --

Equity in earnings of
  the Unified Coop                                                                      269 (d)      $       269
                                                           ---------             ----------          -----------

          Income before patronage
           dividend and income taxes                             269                     --                  269

Patronage dividend                                               162                     --                  162
                                                           ---------             ----------          -----------

          Income before income taxes                             107                     --                  107

Provision for income taxes                                        45                     --                   45
                                                           ---------             ----------          -----------

          Net income                                       $      62                     --          $        62
                                                           =========             ==========          ===========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

--------

(a) Taco Bell Pro Forma represents historical information formerly included in the results of operations of the KFC Coop, but attributable to operations of the Taco Bell concept.

(b) To eliminate sales, cost of sales and selling, general and administrative expenses. These activities will be performed by the Unified Coop after the Corporate Reorganization.

(c) To eliminate provision for losses on receivables from operators and distributors of the Taco Bell concept. The provision will be recognized by the Unified Coop after the Corporate Reorganization.

(d) The Taco Bell Coop will recognize it share of earnings of the Unified Coop utilizing the equity method of accounting.

                     TACO BELL NATIONAL PURCHASING COOP, INC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                               CORPORATE             TACO BELL
                                                              TACO BELL      REORGANIZATION          PRO FORMA
                                                              PRO FORMA (a)    ADJUSTMENTS          AS ADJUSTED
                                                            ------------     --------------        ------------

Net sales                                                   $    109,361     $    (109,361)(b)               --

Cost of goods sold                                               107,228          (107,228)(b)               --
                                                            ------------     -------------         ------------

     Gross profit                                                  2,133            (2,133)                  --


Selling, general and administrative expenses                       1,790            (1,790)(b)               --

Equity in earnings of
   the Unified Coop                                                                    343 (c)     $        343
                                                            ------------     -------------         ------------

          Income before patronage
           dividend and income taxes                                 343                --                  343

Patronage dividend                                                   228                                    228
                                                            ------------     -------------         ------------

          Income before income taxes                                 115                --                  115

Provision for income taxes                                            39                                     39
                                                            ------------     -------------         ------------

          Net income                                        $         76                --         $         76
                                                            ============     =============         ============




The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

---------

(a) Taco Bell Pro Forma represents historical information formerly included in the results of operations of the KFC Coop, but attributable to operations of the Taco Bell concept.

(b) To eliminate sales, cost of sales and selling, general and administrative expenses. These activities will be performed by the Unified Coop after the Corporate Reorganization.

(c) The Taco Bell Coop will recognize its share of earnings of the Unified Coop utilizing the equity method of accounting.

                    PIZZA HUT NATIONAL PURCHASING COOP, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                                    CORPORATE REORGANIZATION
                                                                            ADJUSTMENTS
                                                                  ----------------------------    PIZZA HUT
                                                                   MEMBERSHIP     UNIFIED         PRO FORMA
                                                                      FEES         COOP          AS ADJUSTED
                                                                   ----------    ---------       -----------
Assets

  Current Assets:
  Cash and cash equivalents                                        $ 2,962 (a)   $  (2,000)(c)   $    963
                                                                         1 (b)

                                                                   -------       ---------       --------
     Total Current Assets                                            2,963          (2,000)           963

  Investment in the Unified Coop                                                     1,000 (c)      1,000
  Loan Receivable from the Unified Coop                                              1,000          1,000
                                                                   -------       ---------       --------
     Total Assets                                                  $ 2,963              --       $  2,963
                                                                   =======       =========       ========

 Members' Equity:

  Membership common stock                                          $     1 (b)                   $      1
  Store common stock                                                 2,962 (a)                      2,962

                                                                   -------                       --------

     Total Members' Equity                                         $ 2,963                       $  2,963
                                                                   =======                       ========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

----------------

(a) Reflects the issuance of Pizza Hut Store Stock to an estimated 7,404 Pizza Hut stores for $400 per store. Estimated number of stores represents traditional franchise stores as discussed in the Tricon December 31, 1997 annual report.

(b) Reflects the issuance of Pizza Hut Membership Stock to an estimated 145 Pizza Hut operators for $10 per operator.

(c) Reflects capital contribution and loan to the Unified Coop. Pursuant to the Operating Agreement, the Pizza Hut Coop is required to make additional capital contributions and loans from time to time to the Unified Coop in amounts necessary to fund the working capital requirements of the purchasing program conducted for the Pizza Hut Coop. The Pizza Hut Coop has received an offer from a third-party lender for a revolving line of credit up to an amount of $5 million.

                    UNIFIED FOODSERVICE PURCHASING COOP, LLC
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 31, 1998
                             (Dollars in thousands)


                                                                      CORPORATE REORGANIZATION ADJUSTMENTS
                                                -------------------------------------------------------------------------------
                                                                                                   ORGANIZATION        OTHER
                                                     KFC          TACO BELL        PIZZA HUT          COSTS          ADJUSTMENT
                                                -----------      -----------      -----------      ------------      ----------
Assets

     Current Assets:
     Cash and cash equivalents                  $     1,412 (a)  $     2,000 (b)  $     2,000 (c)  $        400 (d)  $     (500)(e)
                                                                                                           (400)(d)
     Other current assets                               184 (a)           --               --                --
                                                -----------      -----------      -----------      ------------      ----------
        Total Current Assets                          1,596            2,000            2,000                --            (500)

     Office equipment, net                              833 (a)            -                -                --
                                                -----------      -----------      -----------      ------------      ----------
        Total  Assets                           $     2,429      $     2,000      $     2,000      $         --      $     (500)
                                                ===========      ===========      ===========      ============      ==========


Liabilities and Members' Equity

     Other current liabilities                  $       429               --               -                 --              --
     Loans payable to members                         1,000 (a)  $     1,000 (b)  $     1,000 (c)            --              --
                                                -----------      -----------      -----------      ------------      ----------
        Total current liabilities                     1,429            1,000            1,000                --              --

     Long-term liability                                 --               --               --                --      $      500 (e)
                                                -----------      -----------      -----------      ------------      ----------
        Total Liabilities                             1,429            1,000            1,000                --             500

     Paid in capital                                  1,000 (a)        1,000 (b)        1,000 (c)             -              --
     Retained earnings                                   --               --                -      $        400 (d)      (1,000)(e)
                                                                                                           (400)(d)
                                                -----------      -----------      -----------      ------------      ----------
        Total Members' Equity                         1,000            1,000            1,000                --          (1,000)
                                                -----------      -----------      -----------      ------------      ----------
        Total Liabilities and Members' Equity   $     2,429      $     2,000      $     2,000      $         --      $     (500)
                                                ===========      ===========      ===========      ============      ==========


                                                  Pro Forma
                                                 Unified Coop
                                                 ------------
Assets

     Current Assets:
     Cash and cash equivalents                   $      4,912

     Other current assets                                 184
                                                 ------------
        Total Current Assets                            5,096

     Office equipment, net                                833
                                                 ------------
        Total  Assets                            $      5,929
                                                 ============


Liabilities and Members' Equity

     Other current liabilities                   $       429
     Loans payable to members                          3,000
                                                 -----------
        Total current liabilities                      3,429

     Long-term liability                                 500
                                                 -----------
        Total Liabilities                              3,929

     Paid in capital                                   3,000
     Retained earnings                                (1,000)
                                                 -----------
        Total Members' Equity                          2,000
                                                 -----------
        Total Liabilities and Members' Equity    $     5,929
                                                 ===========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

--------

(a) Reflects capital contribution and loan from the KFC Coop in the form of cash and assets.

(b)      Reflects capital contribution and loan from the Taco Bell Coop.

(c)      Reflects capital contribution and loan from the Pizza Hut Coop.

(d) Reflects contribution from Tricon to fund organization costs of the Unified Coop which are immediately expensed.

(e) Reflects payments to Mr. Henrion under the Separation and Consulting Agreement of $500,000 assuming that such payment is made on the Closing Date, the earliest date possible in accordance with the Agreement, and $456,300 in January 2000 along with health insurance coverage for 10 years.

                    UNIFIED FOODSERVICE PURCHASING COOP, LLC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED JULY 31, 1998
                             (DOLLARS IN THOUSANDS)


                                                      CORPORATE REORGANIZATION
                                                            ADJUSTMENTS                  UNIFIED
                                                    -----------------------------         COOP
                                                        KFC            TACO BELL        PRO FORMA (c)
                                                    ----------        -----------       ---------
Net sales                                          $  263,347 (a)     $   104,602 (a)  $  367,949

Cost of goods sold                                    255,449 (a)         102,527 (a)     357,976
                                                   ----------         -----------      ----------

     Gross profit                                       6,898               2,075           9,973


Selling, general and administrative expenses            4,770 (a)           1,706 (a)       6,476


Provision for losses on receivables                       342 (b)             100 (b)         442
                                                   ----------         -----------      ----------
     Net income                                    $    2,786         $       269      $    3,055
                                                   ==========         ===========      ==========

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

----------

(a) To record sales, cost of sales and selling, general and administrative expenses of the respective concept. These items were formerly included in the results of operations of the KFC Coop.

(b) To record provision for losses on receivables from operators and distributors of the respective concepts. The provision is recognized by the Unified Coop along with the associated revenues.

(c) Unified Coop Pro Forma column does not include any pro forma adjustments related to historical activity of Tricon's Supply Chain Management, Tricon's internal purchasing division.

                    UNIFIED FOODSERVICE PURCHASING COOP, LLC
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                       FOR THE YEAR ENDED OCTOBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                           CORPORATE REORGANIZATION
                                                                   ADJUSTMENTS             UNIFIED
                                                           --------------------------        COOP
                                                              KFC          TACO BELL       PRO FORMA  (c)
                                                           ----------      ----------      ----------
Net sales                                                  $  345,388 (a)  $  109,361 (a)  $  454,749

Cost of goods sold                                            335,068 (a)     107,228 (a)     442,296
                                                           ----------      ----------      ----------

     Gross profit                                              10,320           2,133          12,453


Selling, general and administrative expenses                    6,083 (a)       1,790 (a)       7,873


Provision for losses on receivables                               175 (b)                         175
                                                           ----------      ----------      ----------


          Net income                                       $    4,062      $      343      $    4,405
                                                           ==========      ==========      ==========


The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

---------

(a) To record sales, cost of sales and selling, general and administrative expenses of the respective concept. These items were formerly included in the results of operations of the KFC Coop.

(b) To record provision for losses on receivables from KFC operators and distributors. The provision is recognized by the Unified Coop along with the associated revenues.

(c) Unified Coop Pro Forma column does not include any pro forma adjustments related to historical activity of Tricon's Supply Chain Management, Tricon's internal purchasing division.

                       WHERE YOU CAN FIND MORE INFORMATION

         The KFC Coop files reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:

Public Reference Room                   New York Regional Office                Chicago Regional Office
450 Fifth Street, N.W.                  7 World Trade Center                    500 West Madison Street
Room 1024                               Suite 1300                              Suite 1400
Washington, D.C.  20549                 New York, New York 10048                Chicago, Illinois  60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         This Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like the KFC Coop, who file electronically with the Commission. The address of that site is http://www.sec.gov.


         This Offer is accompanied by a copy of the Proxy Statement delivered to all shareholders of the KFC Coop in connection with the Special Meeting of KFC Coop Members, to be held on February 26, 1999.

                               REGULATORY APPROVAL

         The KFC Coop is not aware of (a) any license or regulatory permit that is material to its business that might be adversely affected by its acquisition of shares of KFC Coop Membership Stock or KFC Coop Store Stock as contemplated in the Offer or (b) any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the KFC Coop's acquisition or ownership of such shares pursuant to the Offer. On advice from counsel, the parties involved in the Corporate Reorganization have determined that the transactions contemplated by the Corporate Reorganization are exempt from the notice filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Should any such approval or other action be required, the KFC Coop will seek such approval or other action. The KFC Coop cannot predict whether it may determine that it is required to delay the acceptance for exchange of shares of KFC Coop Membership Stock and KFC Coop Store Stock tendered pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to the KFC Coop's business.

                                FEES AND EXPENSES

         The KFC Coop has not retained any dealer-manager or similar agent in connection with the Offer and will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other person for soliciting shares of KFC Coop Membership Stock and KFC Coop Store Stock pursuant to the Offer. No broker, dealer, commercial bank or trust company has been authorized to act as an agent for the KFC Coop for the purposes of the Offer.

                                  MISCELLANEOUS

         The Offer is not being made to, nor will the KFC Coop accept tenders from or on behalf of, owners of shares of KFC Coop Membership Stock and KFC Coop Store Stock in any jurisdiction in which the making of the Offer or its acceptance would not be in compliance with the laws of such jurisdiction. The KFC Coop is not aware of any jurisdiction where the making of the Offer or the tender of such shares would not be in compliance with applicable law. If the KFC Coop becomes aware of any jurisdiction where the making of the offer or the tender of such shares is not in compliance with any applicable law, the KFC Coop will make a good faith effort to comply with such law. If, after such good faith effort, the KFC Coop cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of KFC Coop Membership Stock and KFC Coop Store Stock residing in such jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of the KFC Coop or Taco Bell Coop not contained in this Offer or in the Letter of Transmittal and, if given or made, such information or representations must not be relied upon as having been authorized.

         "Taco Bell," "Pizza Hut," and "KFC" are registered trademarks of Taco Bell Corporation, Pizza Hut, Inc., and KFCC, respectively, and are used in these materials for identification purposes only. The KFC Coop is an independent provider of products and is not affiliated with Taco Bell Corporation, Pizza Hut Inc., or KFCC, except that KFCC is a Member of the KFC Coop.

                                   APPENDIX A

                                     BYLAWS

                                       OF

                    TACO BELL NATIONAL PURCHASING COOP, INC.


                                    ARTICLE I

                          Offices and Business Purpose


         1.1 Registered Office. The address of the registered office of Taco Bell National Purchasing Coop, Inc. (the "Coop") shall be 1209 Orange Street, Wilmington, Delaware, until altered as provided by law.

         1.2 Principal Office. The principal office of the Coop shall be in Louisville, Kentucky until altered by the Board of Directors.

         1.3 Other Offices. The Coop may maintain other offices within or without the state where its registered and principal offices are located, as the Board of Directors may from time to time establish.

         1.4 Business. The Coop shall conduct a purchasing program for its members through the Unified FoodService Purchasing Coop, LLC, a Kentucky limited liability company, (the "Unified Coop") and otherwise in order to provide its members and Taco Bell operators with the lowest possible store delivered costs for food, packaging and supplies, and related services ("Goods") and equipment and related services ("Equipment").

                                   ARTICLE II

                               Stockholder Members

         2.1 Stockholder Eligibility.

                  (a) As used in these Bylaws,

                           (i) the term "non-traditional retail outlet" means an
outlet with more than one of the following characteristics: (A) a ten year or shorter license, (B) a limited menu, (C) sales from a kiosk or other transportable unit, (D) sales from a segregated food service area at a location in a facility (such as an airport, athletic stadium, university or school) established for a primary purpose other than selling food for reasonably immediate consumption, (E) anticipated sales volume less than anticipated sales volume for a traditional unit, (F) sales in conjunction with sales of another food concept, or (G) such other characteristics as the Board of Directors may determine are indicative of a non-traditional retail outlet;

                           (ii) "traditional retail outlet" means all retail
outlets other than "non-traditional retail outlets";

                           (iii) "total number...of retail outlets" means the
total number of traditional retail outlets, plus one-half rounded up to the nearest even number of the total number of non-traditional outlets; and

                           (iv) the term "franchise" includes licenses where
appropriate in the context.

                  (b) The following persons, firms or entities shall be eligible to be stockholders in the Coop: (i) each sole proprietor, partnership, corporation or other entity who is or becomes a direct or indirect Taco Bell franchisee or licensee of Taco Bell Corp., a California corporation, or its successors, assigns, affiliates, or related companies, (ii) Taco Bell Corp., and its respective successors as operators of Taco Bell outlets, and (iii) Taco Bell Franchise Management Advisory Council, a Nevada nonprofit organization (FRANMAC).

                  (c) Only persons, firms or entities which own of record a share of the Coop's Membership Common Stock shall be eligible to purchase shares of the Coop's Store Common Stock; provided however, that no licensee is eligible to be a stockholder in the Coop unless (i) the licensee is also a franchisee or
(ii) owns and operates twenty five (25) or more nontraditional retail outlets.

                  (d) KFC National Purchasing Cooperative, Inc. (the "KFC Coop") is authorized to purchase shares of the Coop's Membership Common Stock and Store Common Stock, in order to facilitate the initial organization of the Coop and in order to facilitate the split-off transaction contemplated by the Agreement and Plan of Corporate Separation, entered into between the KFC Coop, the Coop, and the members of the KFC Coop who are the holders of the KFC Coop's Series O and P membership common stock that agree to the Agreement and Plan of Corporate Separation and tender their shares of KFC Coop membership common stock and KFC Coop store common stock.

         2.2 Stockholder Membership Requirements. Each person, firm or entity which is eligible to be a stockholder member in the Coop shall be a stockholder member in the Coop when and if that person, firm or entity (a) purchases one share of the Coop's Membership Common Stock, (b) purchases that number of shares of the Coop's Store Common Stock which equals the total number of Taco Bell retail outlets located in all states of the United States and the District of Columbia (collectively, the "United States") owned and operated by such person, firm or entity, and (c) agrees to abide by the terms and commitments set forth in these Bylaws as amended from time to time. If a person, firm, or entity which is eligible to be a stockholder member in the Coop does not purchase that number of shares of the Coop's Store Common Stock which equals the total number of Taco Bell retail outlets located in the United States owned and operated by such person, firm, or entity, then such person, firm, or entity shall not be entitled to vote on any matters submitted to stockholder members nor receive patronage dividends from the Coop as provided in Article IX. If a stockholder member at any time becomes an owner and operator of additional Taco Bell retail outlets within the United States, he shall purchase one additional share of Store Common Stock for each such additional traditional retail outlet or for each additional two non-traditional retail outlets as the case may be.

         2.3 Multiple Franchises. No person, firm or entity shall be entitled to own, directly or indirectly, beneficially or of record, an interest in more than one (1) share of the Coop's Membership Common Stock (the "Base Share") regardless of the number of Taco Bell retail outlets owned and operated by such person, firm or entity, excluding (a) any interest which any franchisee may have in the share of the Coop's Series A Membership Common Stock held by FRANMAC and
(b) any interest which any franchisee may have in a share of the Coop's Membership Common Stock (i) held by a person, firm or entity in which the franchisee owns 50% or less in the aggregate of the outstanding ownership interests, and (ii) with respect to which the franchisee refrains from voting or participating in the voting of the share of Membership Common Stock. Where more than one (1) person, firm or entity are designated as franchisees of one (1) or more retail outlets, such persons, firms or entities shall be considered as a single person, firm or entity for stockholder purposes. The person, firm or entity who owns more than 50% in the aggregate of the outstanding ownership interest of the person, firm or entities owning and operating a Taco Bell retail outlet shall be, unless such person designates otherwise, the person, firm or entity entitled to own the share of Membership Common Stock representing such franchise operation. Where no person, firm or entity owns more than 50% in the aggregate of the outstanding ownership interests of the person, firm or entity owning and operating a Taco Bell retail outlet and none of such persons, firms or entities own, directly or indirectly, an interest in a share of Membership Common Stock of the Coop, such persons, firms or entities shall be entitled to designate the person, firm or entity from among themselves who shall be entitled to own the share of Membership Common Stock.

         2.4 Divisions of Membership Common Stock into Series.

                  (a) Each stockholder member other than Taco Bell Corp. and FRANMAC shall be entitled to purchase one share of Membership Common Stock of one of the following series set forth in Column 1 below, but only if such stockholder member owns or operates, or pursuant to Section 2.3 hereof, is deemed to own or operate, a Taco Bell retail outlet in one or more of the areas ("Areas") set forth in the corresponding line(s) of Column 2 below:

             Column 1                       Column 2
             --------                       --------

               Series                          Area
               ------                          ----

                  C                       Zones 1, 2, and 3

                  D                       Zones 4, 5, and 6

                  E                       Zones 7, 8, and 9

                  F                       Zones 10, 11, and 12

                  G                       Zones 13, 14, and 15

         The Zones ("Zones") in Column 1 below include the regions set forth in the corresponding line(s) of Column 2 below:

             Column 1                       Column 2
             --------                       --------

              Zone                         Region
              ----                         ------

                  1                        Alaska, Hawaii, Idaho - Northern, Montana, Oregon
                                           and Washington

                  2                        California - Northern area

                  3                        California - Los Angeles area (North of Interstate
                                           10) and Nevada

                  4                        California - Los Angeles area (South of Interstate
                                           10 across to Interstate 15, down to San Diego
                                           County line)

                  5                        Arizona and California - San Diego

                  6                        Colorado, New Mexico, Utah, Wyoming and Idaho -
                                           Southern

                  7                        Iowa, Kansas, Minnesota, Nebraska, North Dakota,
                                           South Dakota, Wisconsin and Michigan (west of Lake
                                           Michigan)

                  8                        Oklahoma, Texas, Arkansas - West half (Ft. Smith
                                           and Russellville areas) and Louisiana - Shreveport
                                           area

                  9                        Illinois and Missouri

                  10                       Alabama, Mississippi, Arkansas - East half
                                           (excludes Ft. Smith and Russellville areas),
                                           Louisiana - Excluding Shreveport area and Tennessee
                                           - Southwest (Memphis and Jackson areas)

                  11                       Florida and Georgia

                  12                       North Carolina, South Carolina and Tennessee - East
                                           (Chattanooga, Knoxville, and Oakridge/Harriman
                                           areas)

                  13                       Indiana, Kentucky, Michigan (excluding areas
                                           west of Lake Michigan) and Ohio

                  14                       Delaware, Maryland, Pennsylvania, Virginia, West
                                           Virginia and New Jersey - Southern (Philadelphia
                                           DMA)

                  15                       Connecticut, Maine, Massachusetts, New Hampshire,
                                           New Jersey - Northern, New York, Rhode Island and
                                           Vermont

         The Board of Directors may from time to time adjust the Areas so as to conform to modifications in regional zones designated by FRANMAC from time to time for purposes of FRANMAC governance and administration.

         The Series of Membership Common Stock to be issued shall be designated by the stockholder member, or in the absence of such designation, by the Coop.

                  (b) FRANMAC and Taco Bell Corp. shall be entitled to purchase one (1) share of one of the Series of Membership Common Stock set forth below opposite its name:

             Stockholder Member                               Series
             ------------------                               ------
                FRANMAC                                          A
                Taco Bell Corp.                                  B

                  (c) No person, firm or entity shall be entitled to purchase any of the Series H through Series Z shares of Membership Common Stock.

         2.5 Mandatory Redemptions; Restrictions on Transfers; Prohibition of Dividends.

                  (a) Unless otherwise prohibited by law, the Coop shall promptly redeem shares of Membership Common Stock held by persons, firms or entities who no longer qualify as members. The redemption price for each share of Membership Stock shall be Ten Dollars ($10.00), which shall be payable in cash, except that, if the Coop shall be prohibited by law from redeeming such share in cash because such payment would impair the capital of the Coop or otherwise, the Coop shall in lieu thereof issue to the holder of such share a non-interest bearing promissory note payable whenever the Coop shall no longer be prohibited by law from making such payment. The Membership Common Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions shall be noted on all Membership Common Stock certificates.

                  (b) The Store Common Stock may not be sold, transferred, pledged, mortgaged, gifted, or hypothecated to any third party, either voluntarily or by operation of law, and such restrictions will be noted on all Store Common Stock certificates. The Coop may from time to time purchase shares of its Store Common Stock if the stockholder does not or no longer owns or operates Taco Bell retail outlets with respect to the share to be purchased by the Coop. If the Coop purchases shares of its Store Common Stock as provided in this Section 2.5(b), the purchase price paid by the Coop for a share of Store Common Stock shall be the same as the price the stockholder member paid to acquire the share of Store Common Stock.

                  (c) No dividends, other than "patronage dividends" as provided in Section 9 of the Bylaws, shall be declared, accrued, or paid on any class of stock of the Coop.

         2.6 Purchase Commitment. Each stockholder member shall purchase virtually all Goods and Equipment for use in the stockholder member's retail outlets through the purchasing programs of the Unified Coop and the Coop. "Virtually all" with respect to Goods and Equipment means all Goods and Equipment except Goods and Equipment:

                  (a) Where the Unified Coop or the Coop agrees in advance in writing that the stockholder member need not purchase the particular item or category of Goods or Equipment through the purchasing programs of the Unified Coop;

                  (b) Where the stockholder member determines in good faith, after written notice to the Unified Coop (or if prior notice is impractical, with notice given as soon as possible), with respect to a specific item or category of Goods or Equipment for specific retail outlets that (i) the Unified Coop is unable to meet the member's required volume of supply for the particular Goods or Equipment, or (ii) the Unified Coop is unable to meet previously established quality standards with respect to particular Goods or Equipment;

                  (c) Where the stockholder member determines in good faith, after written notice to the Unified Coop (or if prior notice is impractical, with notice given as soon as possible), that the Unified Coop's purchasing policies or procedures with respect to the particular item or category of Goods or Equipment present a material business risk to the member, which the member is unwilling to assume, because of the Unified Coop's volume, hedging or similar commitments, arrangements or policies; or

                  (d) Purchased after the termination of the stockholder member's membership in the Coop.

         2.7 Liquidation Rights. In the event of any dissolution or liquidation of the Coop or other disposition of its assets, after payment of all debts and liabilities of the Coop and payment of Ten Dollars ($10.00) per share to holders of Membership Common Stock, the remaining assets of the Coop shall be distributed to the holders of Store Common Stock on a cooperative basis, that is, the Coop shall return to such stockholder members the face amount of outstanding patronage equities and distribute the remaining assets to such stockholder members on the basis of their past Patronage insofar as such distribution is practicable.

                                   ARTICLE III

                   Meetings of Stockholder Members of the Coop

         3.1 Annual Meeting of Stockholder Members. An annual meeting of stockholder members of the Coop shall be held each year at a time and place selected by the Board of Directors.

         3.2 Notice of Annual Meeting. Written notice of the time and place of the annual meeting shall be mailed to stockholder members entitled to vote as shown by the records of the Coop not less than twenty (20) nor more than sixty
(60) days prior to the meeting which notice shall state the place, date and hour of the meeting.

         3.3 Delayed Annual Meeting. If, for any reason, the annual meeting of the stockholder members shall not be held on the day designated, such meeting may be called and held as a special meeting, and the same proceedings may be had at such meeting as at an annual meeting and the notice of such meeting shall be the same as required for the annual meeting.

         3.4 Special Meetings of Stockholder Members. Special meetings of the stockholder members may be called at any time by the Chairman of the Board of Directors, President or by three-eighths (3/8) of the voting members of the Board of Directors, upon not less than twenty (20) nor more than sixty (60) days written notice which shall state the place, date, hour and purpose or purposes of the meeting.

         3.5 Waiver of Notice by Attendance. Attendance at a meeting, whether annual or special, shall be a waiver of notice, unless attendance is expressly for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         3.6 Quorum. Presence in person or by proxy of stockholder members representing a majority of the stockholder members entitled to vote at such meeting shall constitute a quorum at such meeting. A quorum shall not be lost by the departure of stockholder members before adjournment.

         3.7 Who Entitled to Vote; Proxies. Each stockholder member owning a share of the Coop's Membership Common Stock shall be entitled to one (1) vote in person or by proxy upon each matter on which such stockholder member is entitled to vote. Proxies shall be valid only if signed by the stockholder member, dated and filed with the Secretary of the Coop prior to or at the meeting in which it is given. No proxy shall be irrevocable and any proxy may be revoked at any time in writing or in person at the meeting for which it was given. No Proxy shall be voted or acted upon after one (1) year from its date.






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


         3.8 Majority Vote. Except as otherwise provided in these Bylaws or required by law, the affirmative vote of a majority of the stockholder members present in person or by proxy at a meeting at which a quorum is in attendance shall be necessary to decide in favor of any matter properly submitted to the meeting.

         3.9 Disputes. Any dispute as to the voting rights of stockholder members shall be submitted to the Secretary of the Coop to be decided upon by the Chairman of the Board of Directors, or, in his absence, the Vice-Chairman with the stockholder member whose voting rights are in issue having the right to appeal this decision to the Board of Directors.

         3.10 Organization of Meetings. The Chairman of the Board of Directors, or the Vice-Chairman, if the Chairman is not present, and the Secretary of the Coop shall act as chairman and secretary, respectively, at all meetings of stockholder members of the Coop.

                                   ARTICLE IV

                               Board of Directors

         4.1 General.

                  (a) The property and affairs of the Coop shall be managed by a governing body to be known as the Board of Directors. The Board of Directors shall be composed of eight (8) persons who shall be nominated and elected and shall serve for terms as hereinafter provided.

                  (b) The Secretary of the Coop shall notify stockholder members in writing no later than seventy-five (75) days prior to the annual meeting of stockholder members of the date of such meeting. Such notice shall advise them that nominations for members of the Board of Directors whose terms will expire at such meeting must be submitted to the Secretary in writing not later than sixty (60) days prior to the meeting date. Such notice shall specify the names of any nominees nominated by the Nominating Committee appointed by the Board of Directors as provided in Section 4.1(k) below. Such notice shall also specify the names of directors whose terms are expiring and the names of directors who have resigned, died, or otherwise been removed from office since the last annual meeting of stockholder members, and shall identify the Series of Membership Common Stock entitled to elect successors to such directors. Each nomination submitted to the Secretary shall be accompanied by a statement signed by the nominee that he will serve in such capacity if elected. The Nominating Committee may nominate not more than one person to serve as a director to represent each of the Series C through G shares of Membership Common Stock. Each stockholder member other than Taco Bell Corp. may nominate not more than one person to serve as the director who may be elected by the Series of Membership Common Stock held by such stockholder member. Taco Bell Corp. may nominate two persons to serve as the directors who may be elected by the series of Membership Common Stock held by it.

                  (c) Each of Series A and Series C, D, E, F, and G shall be entitled to elect, as a series, one member of the Board of Directors, and Series B shall be entitled to elect, as a series, two members of the Board of Directors.

                  (d) The President of the Unified Coop shall serve as a non-voting ex-officio member of the Board of Directors.

                  (e) With the exception of the President of the Unified Coop, all directors of the Coop must be stockholder members of the Coop or an officer, shareholder, employee or partner of an entity which is a stockholder member of the Coop. Each director must be a member or an officer, director, shareholder, employee or partner of the organization which is entitled to vote for such director.

                  (f) All voting directors of the Coop shall be divided into two classes, designated Class I and Class II. Such classes shall include four (4) voting directors, with the term of office of one class expiring each year. The Board of Directors shall by majority vote designate which series of membership shall elect directors within Class I and II, respectively, but by such designations may not shorten the term of any director.

                  (g) No person shall hold more than one (1) seat on the Board of Directors at any one time. Except for the holder of the Series B Membership Common Stock which is entitled, as a series, to elect two (2) members of the Board of Directors, not more than one (1) person affiliated with any stockholder member may hold a seat on the Board of Directors.

                  (h) The initial Class I directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the annual meeting next ensuing and until their successors are elected and take office. The initial Class II directors shall hold office for a term commencing with the adoption of these Bylaws and expiring at the second annual meeting thereafter and until their successors are elected and take office. The successors to the initial Class I and Class II directors shall each be elected for terms commencing as of the date of their election and continuing until the third annual meeting of stockholder members thereafter and until their respective successors are duly elected and qualified.

                  (i) Whenever any member of the Board of Directors ceases to fulfill the eligibility requirements of this Section 4.1, his membership on the Board of Directors shall automatically terminate and the vacancy so created shall be filled in the manner prescribed in Section 4.2.

                  (j) Notwithstanding any limitation on the number of persons who may serve as members of the Board of Directors provided for in Section 4.1(a) hereof, the Board of Directors may, from time to time, by resolution provide for one or more non-voting members of the Board of Directors to serve at the pleasure and upon such terms and conditions as the Board of Directors may by resolution provide.

                  (k) The Board of Directors shall appoint a fifteen member Nominating Committee whose members must be shareholder members and whose members may but are not required to be members of the board of directors of FRANMAC or members of the Coop's Board of Directors. The Nominating Committee shall consist of three members from each of the five Areas described in section 2.4. The purpose of the Nominating Committee shall be to consider and make nominations of eligible persons for election as members of the Board of Directors representing Series C through G shares of Membership Common Stock. The three members of the Nominating Committee from each Area shall select the nominee for that Area.

         4.2 Vacancies. Except as herein provided, all vacancies on the Board of Directors shall be filled by the Board of Directors. In filling any vacancy, the Board of Directors shall seek the advice and counsel of the holder or holders of the Series of stock who are entitled, as a Series, to elect the director whose position became vacant. All vacancies shall be filled as soon as practicable; however, the Board need not fill a vacancy if the holder or holders of the Series of Membership Common Stock who are entitled, as a Series, to elect the director whose position became vacant decline (a) to provide the Board with advice and counsel concerning the filling of the vacancy, or (b) to nominate a person to fill a vacancy, however created, at any annual or special meeting of the stockholders at which an election of directors occurs. For purposes of this
Article IV, the number of voting members of the Board shall not include from time to time the number of vacancies on the Board. The Board of Directors shall not fill a vacancy with respect to the Series A or Series B share of Membership Common Stock without specific direction and the consent respectively of FRANMAC and Tricon.

         Directors elected as hereinabove provided in this Section 4.2 shall serve until the next annual meeting of stockholder members, at which time the holders of the Series of Membership Common Stock who elected the director whose position became vacant shall be entitled to elect a successor who shall serve for the remainder, if any, of the term of the director who shall have resigned, died or otherwise been removed from office.

         The person elected to fill a vacancy must fulfill the eligibility requirements for the position of the director whose position became vacant.

         4.3 Quorum. Three-fourths (3/4) of the voting members of the Board of Directors shall constitute a quorum.

         4.4 Annual Meeting. The Board of Directors shall hold its annual meeting in each calendar year at such time and place as the Board shall designate to elect its Chairman and Vice-Chairman, to elect the officers of the Coop for the ensuing year and to transact any other business.

         4.5 Other Meetings. Other meetings of the Board of Directors may be called by the Chairman, President or three-eighths (3/8) of the voting members of the Board of Directors at any time by means of written notice by mail of the time, place and purpose thereof to each member of the Board of Directors, as the Chairman, the President or three-eighths (3/8) of the voting members of the Board of Directors shall deem sufficient, but action taken at any such





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

meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

         4.6 Waiver of Notice. Notice of the time, place and purpose of any meeting of the Board of Directors may be waived by telegram, radiogram, cablegram, or other writing either before or after such meeting has been held. Attendance at a meeting shall constitute a waiver of notice, unless attendance is expressly for the purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         4.7 Removal of Members of the Board of Directors. The Board of Directors may, upon the affirmative vote of at least two-thirds (2/3) of all stockholder members (including the vote of FRANMAC with respect to the director representing the Series A and Tricon with respect to a director representing the Series B share of Membership Common Stock) at any time determine that any member of the Board of Directors shall be removed from the Board of Directors for cause. Upon such a vote of stockholder members, the Board of Directors shall give such director written notice of removal for cause.

         4.8 Voting. The affirmative vote of three-fourths (3/4) of all voting members of the Board of Directors shall, except as otherwise specifically provided in these Bylaws, be the act of the Board of Directors on any matter properly submitted to the Board of Directors. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at such meeting. Upon the demand of a majority of the voting members of the Board of Directors participating in a meeting, the voting upon any question before the meeting shall be by secret ballot. The President shall not be entitled to vote on matters brought before the Board of Directors.

         4.9 Chairman and Vice-Chairman.

                  (a) The Chairman of the Board of Directors shall be the member of the Board of Directors elected from time to time by FRANMAC as the holder of the Series A share of Membership Common Stock unless the Board of Directors by a unanimous vote of all members shall elect another member as Chairman. The Board of Directors shall at each annual meeting elect by the affirmative vote of three-fourths (3/4) of the entire Board of Directors a Vice-Chairman. The Chairman and Vice-Chairman shall each serve until the next annual meeting of the Board of Directors and until his successor is duly elected and qualified. Neither the Chairman nor the Vice-Chairman may be directors elected by the Series B share of Membership Common Stock.

                  (b) The duties of the Chairman shall be to preside at all meetings of the Board of Directors and stockholder members. The Chairman shall oversee the President in his assigned duties as established and authorized by the Board of Directors. The Chairman shall have the power to execute in the name of the Coop any authorized corporate obligation or other instru-ment and shall perform all acts incident to the Office of Chairman or Directors. In the absence of the Chairman or his inability to perform, the Vice-Chairman shall assume his duties.

         4.10 Meetings: Chairman and Secretary. At all meetings of the Board of Directors, the Chairman, or in his absence, the Vice-Chairman, shall act as chairman of the meeting and the Secretary of the Coop shall act as secretary, except that if any one of them shall be absent, a chairman or secretary, or both, may be chosen at the meeting.

         4.11 Compensation and Expenses. All members of the Board of Directors shall serve without compensation. Reasonable expenses of members of the Board of Directors attending regular and called meetings shall be reimbursed by the Coop, provided, that such expenses are not in excess of the actual cost of traveling from and returning to the member's home city, lodging, meals and other reasonable and necessary expenses. The Board of Directors shall also reimburse members of the Board of Directors and others for their reasonable expenses of attending seminars or other events at the direction of the Board of Directors.

         4.12 Unified Coop. The Coop shall appoint the Chairman and one other member of the Board of Directors as members of the Unified Coop's Board of Directors. The Coop shall not appoint a member to the Unified Coop's Board of Directors who is a designee, employee, or agent of Tricon Global Restaurants, Inc. ("Tricon"), a Tricon controlled affiliate, or a Tricon subsidiary.


                                    ARTICLE V

                                    Officers

         5.1 Executive Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may elect one or more Vice-Presidents and such other officers and assistant officers, as the Board of Directors may, from time to time, determine are necessary to manage the affairs of the Coop. Any one person, except as forbidden by law, may be elected to more than one office. Any person elected to office shall hold his office as such for a one (1) year period and until his successor shall have been elected and shall have accepted office, unless prior thereto such person resigns or is removed from office. The President shall at all times be subject to dismissal by the Board of Directors by the affirmative vote of three-fourths (3/4) of all voting members of the Board of Directors. Any meeting of the Board of Directors for the purpose of considering the dismissal of the President may be called upon not less than twenty (20) days nor more than sixty (60) days prior written notice which notice shall state the place, date, hour and purpose of the meeting. The other officers shall at all times be subject to dismissal by the President or the Board of Directors.

         5.2 Vacancies. Any vacancy in any office shall be filled by the Board of Directors.

         5.3 Powers and Duties of the President. The President shall be the President and Chief Executive Officer of the Coop and, subject to the control of the Board of Directors, shall have general charge of its business and supervision of its affairs. He shall keep the Board of Directors fully informed and freely consult with it in regard to the business of the Coop, and make due reports to it and to the stockholder members. The President shall have the power to execute in the name of the Coop any authorized corporate obligation or other instruments. The President shall also have such other powers and duties as are incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.4 Powers and Duties of Vice-Presidents. The Board of Directors may elect one (1) or more Vice-Presidents who shall have the powers and duties incident to their office and shall perform such duties as may at any time be assigned to them by the Board of Directors or the President.

         5.5 Powers and Duties of the Treasurer. The Treasurer, subject to the control of the Board of Directors and together with the President, shall have general supervision of the finances of the Coop. He shall have the care of, and be responsible for, all monies, securities, evidences of value and corporate instruments of the Coop, and shall supervise the officers and other persons authorized to bank, handle and disburse its funds, informing himself as to whether all deposits are or have been duly made and all expenditures duly authorized and evidenced by proper receipts and vouchers. He shall cause full and accurate books to be kept, showing the transactions of the Coop, its accounts, assets, liabilities and financial condition, which shall at all reasonable times be open to the inspection of any member of the Board of Directors, and he shall make due reports to the Board of Directors and the stockholder members, and such statements and reports as are required of him by law. The Treasurer shall have such other powers and duties incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.6 Powers and Duties of the Secretary. The Secretary shall cause to be entered in the minute books the minutes of all meetings of the Board of Directors and annual and other meetings of the stockholder members; shall have charge of the seal of the Coop and all other books and papers pertaining to his office, and shall be responsible for giving of all notices, and the making of all statements and reports required of the Coop or of the Secretary by law. The Secretary shall affix the corporate seal, attested by his signature, to all instruments duly authorized and requiring the same. The Secretary shall have such other powers and duties incident to his office and not inconsistent with these Bylaws, or as may at any time be assigned to him by the Board of Directors.

         5.7 Assistant Treasurers and Assistant Secretaries. Any Assistant Treasurers and Assistant Secretaries elected shall perform such duties as may properly be assigned to them by the executive officers of the Coop, and shall have such powers and duties, including all the powers and duties of their principals in the event of the absence of such principals from any place in which the business in hand is to be done, and as may at any time be assigned to them by the Board of Directors.

         5.8 Other Officers. The Board of Directors shall prescribe the powers and duties of any other officer or officers of the Coop.

         5.9 Salaries. The salary, if any, of the President of the Coop shall be fixed by the Board of Directors. Subject to such limitations as may be fixed by the Board of Directors from time to time, the salaries, if any, of all other employees and officers of the Coop shall be fixed by the President who shall report annually to the Board of Directors on all salary changes.

                                   ARTICLE VI

                         Finance, Audit and Fiscal Year

         6.1 Banking. All funds and money of the Coop shall be banked, handled and disbursed, and all bills, notes, checks and like obligations, and endorsements (for deposit or collection) shall be signed by such officers and other persons as the Board of Directors shall from time to time designate, who shall account therefor to the Treasurer as and when he may require. All money, funds, bills, notes, checks and other negotiable instruments coming to the Coop shall be collected and promptly deposited in the name of the Coop in such depositories as the Board of Directors shall select.

         6.2 Annual Audit. An audit by certified public accountants of the books and records of the Coop shall be conducted annually by a firm engaged by the Board of Directors.

         6.3 Fiscal Year. The fiscal year of the Coop shall be the fiscal year of the Unified Coop unless set otherwise by the Board of Directors.

                                   ARTICLE VII

                                 Indemnification

         7.1 Indemnification of Officers and Directors.

                  (a) The Coop shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Coop) by reason of the fact that he is or was a director, officer, employee or agent of the Coop, or is or was serving at the request of the Coop as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Coop, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Coop, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Coop shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Coop to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Coop, or is or was serving at the request of the Coop as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Coop and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Coop unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a present and former director or officer of the Coop has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this
Section 7.1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) of this
Section 7.1 (unless ordered by a court) shall be made by the Coop only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in written opinion, or (4) by the stockholder members.

                  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Coop in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount it shall ultimately be determined that he is not entitled to be indemnified by the Coop as authorized in this Section 7.1. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to this Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) The Coop shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Coop, or is or was serving at the request of the Coop as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Coop would have the power to indemnify him against such liability under the provisions of this Section 7.1.

                  (h) For purposes of this Section 7.1, references to the Coop shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 7.1 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section 7.1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Coop" shall include any service as a director, officer, employee or agent of the Coop which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Coop" as referred to in this Section 7.1.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery of the State of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 7.1 or under any bylaw, agreement, vote of stockholder members or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Coop's obligation to advance expenses (including attorneys' fees).

                  (l) If so provided in the Coop's Certificate of Incorporation, a director of the Coop shall not be personally liable to the Coop or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Coop or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The foregoing Article 7 is derived from Sections 145 and 102 of the General Corporation Law of the State of Delaware.

         The Coop has obtained a policy of insurance under which the Coop and its directors and officers are insured subject to specific exclusions and deductible and maximum amounts against loss deriving from any claim which may be made against the Coop or any director or officer of the Coop by reason of any act done or alleged to have been done while acting in their respective capacities.

                                  ARTICLE VIII

                                  Capital Stock

         8.1 Certificate of Stock. Every holder of capital stock in the Coop shall be entitled to have a certificate, signed by, or in the name of the Coop by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Coop, certifying the number of shares owned by him in the Coop. The certificates of stock of the Coop shall be numbered and shall be entered in the books of the Coop as they are issued.

         8.2 Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Coop alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Coop a bond in such sum as it may direct as indemnity against any claim that may be made against the Coop with respect to the certificate alleged to have been lost, stolen or destroyed.

         8.3 Transfers of Capital Stock. Any attempted transfer, sale, pledge, mortgage, gift, or hypothecation of shares of Membership Common Stock or Store Common Stock other than a transfer of the shares to the Coop shall be null, void, and without effect, and the Coop shall not make or recognize any such transfer, sale, pledge, mortgage, gift, or hypothecation upon its books.






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

         8.4 Fixing Record Date. In order that the Coop may determine the stockholder members entitled to notice of or to vote at any meeting of stockholder members or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than twenty (20) days prior to any other action. A determination of stockholder members of record entitled to notice of or to vote at a meeting of stockholder members shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         8.5 Registered Stockholders. The Coop shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share of shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.



                                   ARTICLE IX

                               Patronage Dividends

         9.1 Patronage. The term "patronage" shall refer to the value of the Coop's business with its stockholder members. Business with the Coop's stockholder members shall include the following: (1) the Coop's direct business with its stockholder members; (2) the Coop's business with its stockholder members through distributors ("participating distributors") which shall have agreed to participate in the Coop's patronage dividend program for its stockholder members by entering into distributor participation agreements with the Coop or the Unified Coop in such form as the President shall prescribe or approve from time to time; (3) the Coop's business with its stockholder members through suppliers ("participating suppliers") which shall have agreed to participate in the Coop's patronage dividend program by entering into supplier participation agreements with the Coop or the Unified Coop in such form as the President shall prescribe or approve from time to time; and (4) the Coop's business with its stockholder members pursuant to arrangements set forth in a management agreement approved by the Board of Directors with the Unified Coop, whereby the stockholder members purchase goods directly from the Unified Coop or through participating distributors and participating suppliers. The term "patronage" includes the Coop's business with its stockholder members both when the Coop or the Unified Coop purchases (takes "Title") and resells goods to the Coop's stockholder members and participating distributors, and when participating suppliers sell goods directly to stockholder members and participating distributors.







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

         9.2 Cooperative Basis. The Coop shall at all times be operated on a cooperative basis for the benefit of its stockholder members. The Coop shall always do more than ninety percent (90%) in value of its business with its stockholder members.

         9.3 Patronage Dividend Distributions.

                  (a) The Board of Directors shall, after considering the Coop's anticipated expenses and need for capital and reserves, (i) obligate the Coop to distribute patronage dividends as provided in section 1388(a)(2) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), and
(ii) distribute as patronage dividends, directly to the stockholder members of the Coop, the net income of the Coop from patronage done with or for stockholder members computed in accordance with sections 1381-1388 of the IRC and in accordance with the principles applied in preparation of the Coop's federal income tax return. Specifically, the Coop shall distribute patronage dividends to stockholder members annually on the basis of each stockholder member's patronage. In determining the portion of the Coop's patronage dividend obligations to be paid in cash, the Board of Directors shall consider: (1) Expenses directly or indirectly related to the Coop's business; (2) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles; (3) Such reasonable reserves for working capital necessary for the operation of the Coop and for deficits arising from such operation, (including deficits from business other than business done with or for stockholder members).

         The amounts set aside for reserves in any year from gross margins of the Coop from business other than with or for the stockholder members shall be allocated to the extent possible, to stockholder members, on the books of the Coop on a patronage basis for that year, or, in lieu thereof, the books or records of the Coop shall afford a means of doing so, so that in the event of a distribution of amounts formerly carried in reserves, each stockholder member may receive to the extent possible, that stockholder member's pro rata share thereof.

         (b) Solely for the purpose of determining the amount of patronage dividends distributable to a particular stockholder member of the Coop, the Board of Directors may, by resolution, segregate the Coop's business with its stockholder members into two distinct pools: (i) the "Title Pool," under which shall be determined the net earnings of the Coop from business with the Coop's stockholder members in which the Coop takes Title to goods; and (ii) the "Non-Title Pool," under which shall be determined the net earnings of the Coop from business with the Coop's stockholder members in which the Coop does not take Title to goods.

                  The amount distributable by the Coop as patronage dividends directly to each stockholder member of the Coop shall be based on








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

                  (A) the ratio of

                           (i) the value of business done by the Coop with each
stockholder member in which the Coop takes Title to goods, to

                           (ii) the net earnings of the Coop in the Title Pool
attributable to business done with or for its stockholder members, plus

                  (B) the ratio of

                           (i) the value of business done by the Coop with each
stockholder member in which the Coop does not take Title to goods, to

                           (ii) the net earnings of the Coop in the Non-Title
Pool attributable to business done with or for its stockholder members.

          (c) The patronage dividend distributions shall be paid to each stockholder member on the basis of the quantity or value of business done with or for each stockholder member, and the patronage dividend distributions shall be determined by reference to the net earnings of the Coop from business done with or for its stockholder members. The patronage dividend distributions shall be among all stockholder members, shall be directly proportional for each taxable year of the Coop to the purchases by each stockholder member, and so shall be based upon each stockholder member's patronage.

          9.4 Timing of Payment of Patronage Dividends. Each distribution of patronage dividends shall be made within the payment period beginning with the first day of a taxable year for which the Coop claims a deduction for patronage dividends paid in the form of such distributions and ending with the 15th day of the 9th month following the close of such taxable year.

          9.5 Method and Character of Payment. The Board of Directors may, in its discretion, determine to pay patronage dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the IRC, all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of patronage dividends shall be paid in cash or by a "qualified check" as defined in Section 1388(c)(4) of the IRC. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any patronage dividend be paid, in whole or in part, in cash, property, promissory notes or other evidence of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC).

          9.6 Consent to Stockholder Members. Membership in the Coop by stockholder members shall constitute a consent of each such member to include in its gross income the amount of any patronage dividend which is paid with respect to direct sales from the Coop, and indirect sales through participating distributors in money, "qualified checks," "qualified written notices of allocation" or other property (except "nonqualified written notices of allocation" as





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

defined in Section 1388(d) of the Internal Revenue Code of 1986, as amended) and which is received by it during the taxable year from the Coop. Each stockholder member of the Coop, through initiating or retaining its membership after adoption of this Article IX of these Bylaws, as amended from time to time, consents to be bound hereby. The provisions of this Article IX, as amended from time to time, shall be a contract between the Coop and each stockholder member as fully as though each stockholder member had signed a specific separate instrument in which the stockholder member agreed to be bound by all of the terms and provisions of this Article IX, as amended from time to time.

         This consent, however, shall not extend to written notices of allocation received by the stockholder member as part of a nonqualified payment of patronage which clearly indicate on their face that they are nonqualified. By way of illustration, the term "written notice of allocation" shall include such items as the promissory notes, a notice or statement that such securities have been deposited with a bank or other qualified agent on behalf of the stockholder member, a notice of credit to the account of the stockholder member on the books of the Coop (against stock subscription or any other indebtedness as the Coop may elect) and such other forms of notice as the Board of Directors may determine, distributed by the Coop in payment, or part payment of the patronage dividends. The stated dollar amount of the promissory notes is the principal amount thereof.

          9.7 Promissory Notes. Subject only to the payment of at least twenty percent (20%) of each stockholder member's annual patronage dividend in cash, the Coop may pay each stockholder member all or any portion of the annual patronage dividend in promissory notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than five (5) years from the date of issuance, and may be subordinated to any liabilities or obligations of the Coop, existing, contingent or created after the date of issuance. The Coop shall have a lien upon and a right of set off against any said promissory notes issued to a stockholder member to secure payment of any indebtedness due the Coop or any of its subsidiaries by the stockholder member.

          9.8 Application of Patronage Dividends to Amounts Due the Coop. Notwithstanding any of the foregoing provisions of this Article IX, the portion of any patronage dividends which would otherwise be payable in cash under any provision of this Article IX to a stockholder member may be applied by the Coop to the payment of any indebtedness, the repayment of which is in default, owed to the Coop by any such stockholder member to the extent of such indebtedness instead of being distributed in cash, provided, however, that an amount equal to twenty percent (20%) (or, in the case of a stockholder member located in a jurisdiction to which the special withholding requirements of Sections 1441 or 1442 of the Internal Revenue Code of 1986, as amended, apply, thirty percent (30%)) of the total annual patronage dividends distributable for the applicable year to any such stockholder member shall nevertheless be paid in cash within the period set forth in Section 9.4 if any such stockholder member so requests in a writing received by the Coop within thirty (30) days of the first day of the Coop's fiscal year as established under Section 6.3.







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

                                    ARTICLE X

                                   Amendments

          10.1 Amendments to Bylaws. The Board of Directors shall have the power to adopt, amend or repeal from time to time the Bylaws of the Coop at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such adoption, amendment or repeal of the Bylaws be contained in the notice of such special meeting, subject to the right of the stockholder members to adopt, amend or repeal the Bylaws, at any regular meeting of the stockholder members or at any special meeting of the stockholder members if notice of such adoption, amendment or repeal of the Bylaws be contained in the notice of such special meeting. Provided, however, that the Bylaws may not be amended to provide that the number of voting members of the Board of Directors which Tricon is entitled to elect as the holder of the Series B share of Membership Common Stock or otherwise is less than twenty-five percent (25%) of all voting directors without the approval of at least one director elected by Tricon.




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